Exhibit 2.21

CONFORMED VERSION

AMENDED AND RESTATED PROGRAMME AGREEMENT

1 JUNE 2012

€7,500,000,000

EURO MEDIUM TERM NOTE PROGRAMME

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

and

PORTUGAL TELECOM, SGPS, S.A.

THIS AGREEMENT is made on 1 June 2012

BETWEEN:

(1)                                 PORTUGAL TELECOM, SGPS, S.A., (“PT”);

(2)                                 PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. (“PTIF”);

(3)                                 PT COMUNICAÇÕES, S.A. (“PTC”);

(4)                                 BANCO BILBAO VIZCAYA ARGENTARIA, S.A.;
BANCO BPI, S.A.;
BANCO COMERCIAL PORTUGUÊS, S.A.;
BANCO ESPÍRITO SANTO DE INVESTIMENTO, S.A.;
BARCLAYS BANK PLC;
BB SECURITIES LIMITED
BNP PARIBAS;
CAIXA GERAL DE DEPÓSITOS, S.A.;
CITIGROUP GLOBAL MARKETS LIMITED;
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK;
DEUTSCHE BANK AG, LONDON BRANCH;
GOLDMAN SACHS INTERNATIONAL;
HSBC BANK PLC;
MERRILL LYNCH INTERNATIONAL;
MIZUHO INTERNATIONAL PLC;
MORGAN STANLEY & CO INTERNATIONAL PLC; and
UBS LIMITED
(the “Initial Dealers”).

WHEREAS:

(A)                               PTIF, PT, PTC and the Dealers hereto have entered into a programme agreement on 17th December 1998 which was amended and restated on 20th December 2000 (when the nominal amount of the Original Programme was raised to €4,000,000,000), and further amended and restated on 4th February 2002 (when the nominal amount of the Original Programme was raised to €5,000,000,000), and further amended and restated on 29th April 2003, and further amended and restated on 7th November 2006 (when the nominal amount of the Original Programme was raised to €7,500,000,000) and further amended and restated on 23rd April 2010, and further amended and restated on 16th June 2011 in respect of a €7,500,000,000 Global Medium Term Note Programme (the “Original Programme”) such agreements together the “Principal Programme Agreement”.

(B)                              The parties hereto agreed to make certain modifications to the Original Programme as they considered these to be necessary to convert the Original Programme into a Euro Medium Term Note Programme.

(C)                               This Agreement further amends and restates the Principal Programme Agreement and has been prepared in connection with the €7,500,000,000 Euro Medium Term Note Programme (the “Programme”).  Any Notes issued under the Programme on or after the date hereof should be issued pursuant to this Agreement.  This Agreement does not effect any Notes issued under the Programme prior to the date hereof.

IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               For the purposes of this Agreement, except where the context requires otherwise:

“2010 PD Amending Directive” means Directive 2010/73/EU;

“Affiliate” (unless otherwise stated) has the meaning ascribed to such term by Rule 405 under the Securities Act;

“Affiliate Member of Interbolsa” means any authorised financial intermediary entitled to hold control accounts with Interbolsa on behalf of their customers and includes any depositor banks appointed by Euroclear and/or Clearstream, Luxembourg for the purpose of holding accounts on behalf of Euroclear and Clearstream, Luxembourg;

“Agency Agreement” means the amended and restated agreement of even date herewith between PTIF, PT, PTC, the Trustee, the Principal Paying Agent, the Portuguese Paying Agent, the Registrar and the other Paying Agents referred to therein under which, amongst other things, the Principal Paying Agent is appointed as issuing agent, principal paying agent and agent bank for the purposes of the Programme;

“Agreement Date” means, in respect of any Note, the date on which agreement is reached for the issue of such Note as contemplated in clause 2 which, in the case of Notes issued on a syndicated basis or otherwise in relation to which a Subscription Agreement is entered into, shall be the date upon which the relevant Subscription Agreement is signed by or on behalf of all the parties thereto;

“Agreements” means each of this Programme Agreement, the Agency Agreement, the Issuer-ICSD Agreements, the Trust Deed and the Keep Well Agreements;

“Arranger” means Merrill Lynch International and any entity appointed as an arranger for the Programme or in respect of any particular issue of Notes under the Programme and references in this Agreement to the “Arranger” shall be references to the relevant Arranger;

“Bearer Notes” means those Notes which are issued in bearer form;

“Book Entry Notes” means those Notes which are issued in book-entry form, registered by Interbolsa as managing entity of CVM, held through CVM and governed by the Terms and Conditions and the Interbolsa Instrument;

“CGN” means a Temporary Bearer Global Note or a Permanent Bearer Global Note and in either case in respect of which the applicable Final Terms indicate it is not a New Global Note;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Closing Bank” means the closing bank as agreed between, as the case may be, the relevant Issuer, the Registrar, the Principal Paying Agent and the relevant Dealer or, as the case may be, the Lead Manager to which the relevant Dealer or, as the case may be, the Lead Manager shall pay the net purchase moneys for an issue of Registered Notes;

“CMVM” means Comissão do Mercado de Valores Mobiliários;

“Confirmation Letter” means:

(a)                                 in respect of the appointment of a third party as a Dealer for the duration of the Programme, the Confirmation Letter substantially in the form set out in Part II of Appendix C hereto; and

(b)                                 in respect of the appointment of a third party as a Dealer for one or more particular issues of Notes under the Programme, the Confirmation Letter substantially in the form set out in Part IV of Appendix C hereto;

“CVM” means Central de Valores Mobiliários, the Portuguese centralised security system;

“Dealer” means each of the Initial Dealers and any New Dealer and excludes any entity whose appointment has been terminated pursuant to clause 10, and references in this Agreement to the “relevant Dealer” shall, in relation to any Note, be references to the Dealer or Dealers with whom the relevant Issuer has agreed the issue and purchase of such Note;

“Dealer Accession Letter” means:

(a)                                 in respect of the appointment of a third party as a Dealer for the duration of the Programme, the Dealer Accession Letter substantially in the form set out in Part I of Appendix C hereto; and

(b)                                 in respect of the appointment of a third party as a Dealer for one or more particular issues of Notes under the Programme, the Dealer Accession Letter substantially in the form set out in Part III of Appendix C hereto;

“EUR”, “EURO”, “euro” and “€” mean the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended;

“Euroclear” means Euroclear Bank SA/NV or any successor and permitted assigns;

“Final Terms” means the final terms issued in relation to each Tranche of Notes (substantially in the form of Annex C to the Procedures Memorandum) and giving details of that Tranche and, in relation to any particular Tranche of Notes, applicable Final Terms means the Final Terms applicable to that Tranche;

“Financial Services Authority” means the Financial Services Authority in its capacity as the competent listing authority for the purposes of the FSMA in the United Kingdom;

“Fitch” means Fitch Ratings Ltd.;

“FSMA” means the Financial Services and Markets Act 2000;

“IFRS” means International Financial Reporting Standards (formerly International Accounting Standards) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee of the IASB (as amended, supplemented or re-issued from time to time);

“Initial Documentation Lists” means the lists of documents sets out in Part I and Part II of Appendix A to this Agreement;

“Interbolsa” means Interbolsa-Sociedade Gestora Sistemas de Liquidação & de Sistemas Centralizados de Valores Mobiliários, S.A, as management entity of the CVM;

“Interbolsa Instrument” means the deed poll executed by PT in favour of the holders of Book Entry Notes dated 1 June, 2012;

“Issuer” means each of PTIF and PT (together, the “Issuers”) and references in this Agreement to the “relevant Issuer” shall, in relation to any Tranche of Notes be, references to the Issuer which is, or is intended to be, the Issuer of such Notes as indicated in the applicable Final Terms;

“Issuer-ICSD Agreements” means the agreement dated 1 June, 2012 between PTIF, Euroclear and Clearstream, Luxembourg and the agreement dated 1 June, 2012 between PT, Euroclear and Clearstream, Luxembourg;

“Keep Well Agreements” means the agreement dated 7th November, 2006 between PT and PTIF and the agreement dated 7th November, 2006 between PTC and PTIF respectively (each agreement as amended and/or supplemented and/or restated from time to time, a “Keep Well Agreement”) whereby each Keep Well Provider has undertaken certain obligations in favour of PTIF as more particularly described in the Offering Circular;

“Keep Well Providers” means PT and PTC (each a “Keep Well Provider”), where the Issuer is PTIF;

“Lead Manager” means, in relation to any Tranche of Notes, the person named as the Lead Manager in the applicable Subscription Agreement;

“London Stock Exchange” means the London Stock Exchange plc or such other body to which its functions have been transferred;

“Moody’s” means Moody’s Investors Service Limited;

“New Dealer” means any entity appointed as an additional Dealer in accordance with clause 11;

“NGN” means a Temporary Bearer Global Note or a Permanent Bearer Global Note and in either case in respect of which the applicable Final Terms indicate is a New Global Note;

“Note” means a Note issued or to be issued by an Issuer pursuant to this Agreement, which Note may be represented by a Global Note or be in definitive form and which may be in either bearer or registered form including, if in bearer form, any receipts, coupons or talons relating thereto, and in the case of Notes issued by PT only, may be in book-entry form;

“Offering Circular” means the Offering Circular prepared in connection with the Programme and constituting a base prospectus for the purposes of Article 5.4 of the Prospectus Directive as revised, supplemented or amended from time to time by PTIF, PT and PTC in accordance with subclause 5.2 including any documents which are from time to time incorporated in the Offering Circular by reference, except that:

(a)                                 in relation to each Tranche of Notes only the applicable Final Terms shall be deemed to be included in the Offering Circular; and

(b)                                 for the purpose of subclause 4.2 in respect of the Agreement Date and the Issue Date, the Offering Circular means the Offering Circular as at the Agreement Date, but without prejudice to (a) above not including any subsequent revision, supplement or amendment to it or incorporation of information in it;

“Official List” has the meaning given to that term thereto in Section 103 of the FSMA;

“Portuguese Paying Agent” means Citibank International plc, Sucursal em Portugal as Portuguese Paying Agent under the Agency Agreement and any successor Portuguese paying agent appointed in accordance with the Agency Agreement;

“Principal Paying Agent” means Citibank, N.A. as Principal Paying Agent under the Agency Agreement and any successor principal paying agent appointed in accordance with the Agency Agreement;

“Procedures Memorandum” means the Operating & Administrative Procedures Memorandum as amended or varied from time to time (in respect of any Tranche) by agreement between the relevant Issuer and the relevant Dealer or Lead Manager with the approval in writing of the Principal Paying Agent or, if applicable, the Registrar or, if applicable, the Portuguese Paying Agent;

“Prospectus Directive” means Directive 2003/71/EC as amended (which includes the amendments made by the 2010 PD Amending Directive to the extent that such amendments have been implemented in a Member State of the European Economic Area);

“Prospectus Regulation” means Commission Regulation (EC) No 809/2004 implementing the Prospectus Directive;

“Prospectus Rules” means, in the case of Notes which are to be listed on the London Stock Exchange, the prospectus rules made under the FSMA;

“PT Group” means PT and its Subsidiaries, taken as a whole;

“Registered Notes” means Notes which are issued in registered form;

“Registrar” means Citibank, N.A. as Registrar under the Agency Agreement, which expression shall include any successor or additional registrar appointed in accordance with the Agency Agreement;

“Regulation S Notes” means Registered Notes which are sold outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act;

“Relevant Party” means each Dealer, each of its affiliates and each person who controls that Dealer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of their directors, officers, employees and agents;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Standard & Poor’s” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies Inc.;

“Stock Exchange” means the London Stock Exchange or, any other stock exchange(s) within the European Economic Area on which any Notes may from time to time be listed or admitted to trading, and references in this Agreement to the “relevant Stock Exchange” shall, in relation to any Notes, be references to the stock exchange or stock exchanges on which such Notes are from time to time, or are intended to be, listed or admitted to trading;

“Subscription Agreement” means an agreement (by whatever name called) in or substantially in the form set out in Appendix E hereto or in such other form as may be agreed between PTIF, PT, PTC and the Lead Manager which agreement shall be supplemental to this Agreement;

“Subsidiary” means in relation to any person (the “first person”) at any particular time, any other person (the “second person”):

(a)                                 whose affairs and policies the first person controls or has power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second person or otherwise; or

(b)                                 whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first person;

“Terms and Conditions” means, in relation to any Notes, the terms and conditions applicable to such Notes set out in the Trust Deed as amended, supplemented or replaced and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof;

“Trust Deed” means the Trust Deed dated 17th December, 1998 between PTIF, PT and the Trustee as supplemented by a First Supplemental Trust Deed dated 19th September, 2000, a Second Supplemental Trust Deed dated 20th December, 2000, a Third Supplemental Trust Deed dated 4th February, 2002, a Fourth Supplemental Trust Deed dated 29th April, 2003, a Fifth Supplemental Trust Deed dated 7th November, 2006, a Sixth Supplemental Trust Deed dated 23rd April, 2010 and a Seventh Supplemental Trust Deed dated 1 June, 2012 between PTIF, PT, PTC and the Trustee pursuant to which Notes will, on issue, be constituted and which sets out the terms and conditions upon and subject to which the Trustee has agreed to act as trustee and any trust deed or other document executed by PTIF, PT, PTC and the Trustee in accordance with the provisions thereof and expressed to be supplemental thereto; and

“Trustee” means Citicorp Trustee Company Limited and shall, whenever the context so admits, include such company and/or any other trustee or trustees for the time being for the holders of the Notes under the Trust Deed.

1.2                               Terms and expressions defined in the Trust Deed, the Agency Agreement, the Terms and Conditions and/or the applicable Final Terms and not otherwise defined in this Agreement shall have the same meanings in this Agreement, except where the context otherwise requires.

1.3                               In this Agreement, clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement.

1.4                               All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted.

1.5                               All references in this Agreement to an agreement, instrument or other document (including this Agreement, the Trust Deed, the Agency Agreement, the Keep Well Agreements, any Series of Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented, replaced or novated from time to time including, but without prejudice to the generality of the foregoing, this Agreement as supplemented by any Subscription Agreement.

1.6                               Words denoting the singular number only shall include the plural number also and vice versa; words denoting the masculine gender only shall include the feminine gender also; and words denoting persons only shall include firms and corporations and vice versa.

1.7                               All references in this Agreement to Euroclear and/or Clearstream, Luxembourg and/or CVM shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the relevant Issuer, the Trustee, the Principal Paying Agent, the Registrar (as applicable), and for Book Entry Notes, the Portuguese Paying Agent.

1.8                               References in this Agreement to “consolidated” in relation to each of PTIF, PT or PTC shall, if each of them prepares both consolidated accounts and non-consolidated accounts in accordance with IFRS/generally accepted accounting principles be construed as references to “consolidated and non-consolidated”.

1.9                               References in this Agreement to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive.

1.10                        As used herein, in relation to any Notes which are to have a “listing” or be “listed” (i) on the London Stock Exchange, “listing” and “listed” shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the London Stock Exchange’s regulated market and (ii) on any other Stock Exchange within the European Economic Area, and “listing” and “listed” shall be construed to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Markets in Financial Instruments Directive (Directive 2004/39/EC).

2.                                      AGREEMENTS TO ISSUE AND PURCHASE NOTES

2.1                               Subject to the terms and conditions of this Agreement, the relevant Issuer may from time to time agree with any Dealer to issue, and any Dealer may agree to purchase, Notes.

2.2                               If the Notes are to be issued through Euroclear and/or Clearstream, Luxembourg and, unless otherwise agreed between the parties, on each occasion upon which the relevant Issuer and any Dealer agree on the terms of the issue by such Issuer and purchase by such Dealer of one or more Notes:

(a)                                 the relevant Issuer shall cause such Notes which in the case of Bearer Notes, shall be initially represented by a Temporary Bearer Global Note or a Permanent Bearer Global Note, and, in the case of Registered Notes, shall be initially represented by a Regulation S Global Note as indicated in the applicable Final Terms, to be issued and delivered:

(i)                                     in the case of a Temporary Bearer Global Note or a Permanent Bearer Global Note that is a CGN to a common depositary or if it is a NGN to a common safekeeper in each case for Euroclear and Clearstream, Luxembourg; and

(ii)                                  in the case of a Regulation S Global Note to a common depositary or, if Notes are held under the NSS, common safekeeper in each case for the account of Euroclear or Clearstream, Luxembourg.

(b)                                 the securities account of the relevant Dealer with Euroclear and/or Clearstream, Luxembourg (as specified by the relevant Dealer) will be credited with such Notes on the agreed Issue Date, as described in the Procedures Memorandum; and

(c)                                  the relevant Dealer or, as the case may be, the Lead Manager shall, subject to such Notes being so credited, cause the net purchase moneys for such Notes to be paid in the relevant currency by transfer of funds to the designated account of the Agent or (in the case of syndicated issues) the designated account of:

(i)                                     in the case of Bearer Notes, the Principal Paying Agent or (in the case of syndicated issues) the designated account of the relevant Issuer with Euroclear and/or Clearstream, Luxembourg; or

(ii)                                  in the case of Registered Notes, the Closing Bank,

so that such payment is credited to such account for value on such Issue Date, as described in the Procedures Memorandum.

2.3                               On each occasion on which PT and any Dealer agree on the terms of the issue by PT and purchase by the Dealer of one or more Book Entry Notes:

(a)                                 PT shall irrevocably instruct the Portuguese Paying Agent to apply for the registration of the Book Entry Notes with Interbolsa, as management entity of CVM, which shall keep an issue control account in relation to the Book Entry Notes with a record of PT’s identification, the form, nominal value and other essential characteristics of the Book Entry Notes and the amount of Book Entry Notes issued;

(b)                                 PT shall send to Interbolsa directly or through the Portuguese Paying Agent, (A) details of the Book Entry Notes to be credited, against payment of the corresponding net purchase price, to each Affiliate Member of Interbolsa on behalf of the holders, (B) information on the issue and settlement date of the Book Entry Notes, and (C) the identification of the Portuguese Paying Agent that represents PT for the settlement of the Book Entry Notes;

(c)                                  PT sends to the relevant Dealer, a signed payment instruction letter confirming the details of the Portuguese Paying Agent’s cash account (the “Agent Account”) to which the purchase price for the Book Entry Notes shall be transferred by the relevant Dealer for value on the Issue Date;

(d)                                 the relevant Dealer provides for the transfer of the net issue price into the Agent Account, for payment thereof to PT against the corresponding Book Entry Notes being credited to the relevant securities account(s);

(e)                                  on the Lisbon business day prior to the Issue Date, the Book Entry Notes shall be registered on the issue account opened by PT with Interbolsa and on the control account held by the Portuguese Paying Agent with Interbolsa;

(f)                                   on the Issue Date, the Book Entry Notes shall be transferred by the Portuguese Paying Agent into the securities account(s) of the Affiliate Members of Interbolsa designated by the relevant Dealer. The Book Entry Notes shall be blocked by Interbolsa in such account(s) until cash settlement is confirmed in accordance with Interbolsa’s customary procedures. Once payment of the net purchase price into the Agent Account is confirmed, Interbolsa releases the Book Entry Notes, which shall then become available on the referred account. These procedures are conducted through the real time settlement system (sistema de liquidação real time) or, if agreed by the parties, through the free of payment system managed by Interbolsa;

(g)                                  if any relevant Dealer does not have a securities account open with an Affiliate Member of Interbolsa and requires that the Book Entry Notes be credited to its securities account with Euroclear and/or Clearstream, Luxembourg, the securities account of Euroclear and/or Clearstream, Luxembourg with an Affiliate Member of Interbolsa will be credited with those Book Entry Notes; and

(h)                                 the Portuguese Paying Agent shall, against the corresponding Book Entry Notes being credited to the relevant securities account(s), provide for the debit of the Agent Account and pay for value on the Issue Date the net issue price received by it to the account of PT previously notified to the Portuguese Paying Agent for that purpose.

2.4                               Unless otherwise agreed between the relevant Issuer and the relevant Dealer, where more than one Dealer has agreed with such Issuer to purchase a particular Tranche of Notes pursuant to this clause, the obligations of such Dealers so to purchase the Notes shall be joint and several.

2.5                               Where the relevant Issuer agrees with two or more Dealers to issue, and such Dealers agree to purchase, Notes on a syndicated basis, the relevant Issuer and, where the Issuer is PTIF, PT and PTC shall enter into a Subscription Agreement with such Dealers.  The relevant Issuer and, where the Issuer is PTIF, PT and PTC may also enter into a Subscription Agreement with one Dealer only.  For the avoidance of doubt, the Agreement Date in respect of such issue shall be the date on which the Subscription Agreement is signed on behalf of all parties thereto.

2.6                               The procedures which the parties intend should apply for the purposes of issues not to be subscribed pursuant to a Subscription Agreement are set out in Annexe A, Part 1A (in the case of Bearer Notes and Book Entry Notes) and Part 1B (in the case of Registered Notes) of the Procedures Memorandum.  The procedures which the parties intend should apply for the purposes of issues to be subscribed pursuant to a Subscription Agreement are set out in Annexe A, Part 2A (in the case of Bearer Notes and Book Entry Notes) and Part 2B (in the case of Registered Notes) of the Procedures Memorandum.

2.7                               Each of the relevant Issuer and the Dealers acknowledges that any issue of Notes denominated in a currency in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply may only be issued in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements from time to time.

2.8                               Each Dealer acknowledges that the relevant Issuer may, subject to compliance with applicable laws or selling restrictions, sell Notes issued under the Programme to any institution which has become a Dealer pursuant to clause 11.

3.                                      CONDITIONS OF ISSUE; UPDATING OF LEGAL OPINIONS

3.1                               First issue

Before the relevant Issuer reaches its first agreement with any Dealer for the issue and purchase of Notes, each Dealer shall have received, and found satisfactory (in its reasonable opinion), all of the documents and confirmations described in Part I of the Initial Documentation Lists.  Any Dealer must notify the Arranger and the relevant Issuer within five London business days of receipt of the documents and confirmations described in Part I of the Initial Documentation Lists if it considers any such document or confirmation to be unsatisfactory in its reasonable opinion and, in the absence of such notification, such Dealer shall be deemed to consider such documents and confirmations to be satisfactory and such further conditions precedent to be satisfied.

3.2                               Each issue

The obligations of a Dealer under any agreement for the issue and purchase of Notes made pursuant to clause 2 are conditional upon:

(a)                                 there having not occurred between the Agreement Date and Issue Date (both dates inclusive) any event making untrue or incorrect to an extent which is material in the context of the issue and offering of the Notes any of the warranties contained in clause 4 (save as expressly disclosed in writing to and acknowledged for the purposes of the issue of Notes in writing by such Dealer);

(b)                                 there being no outstanding breach of any of the obligations of any of the relevant Issuer, and where the Issuer is PTIF, PT and PTC under this Agreement, the Trust Deed, the Agency Agreement, the Interbolsa Instrument (for Notes issued by PT), the Keep Well Agreements (for Notes issued by PTIF) or any Notes which has not been expressly waived by the relevant Dealer on or prior to the proposed Issue Date and which is material in the context of the issue and offering of the Notes;

(c)                                  subject to clause 12, the aggregate nominal amount (or, in the case of Notes denominated in a currency other than euro, the euro equivalent (determined as provided in subclause 3.5) of the aggregate nominal amount) of the Notes to be issued, when added to the aggregate nominal amount (or, in the case of Notes denominated in a currency other than euro, the euro equivalent (determined as aforesaid) of the aggregate nominal amount) of all Notes outstanding (as defined in the Trust Deed) on the proposed Issue Date (excluding for this purpose Notes due to be redeemed on such Issue Date) not exceeding €7,500,000,000;

(d)                                 in the case of Notes which are intended to be listed, the relevant authority or authorities having agreed to list such Notes, subject only to the issue of the relevant Notes;

(e)                                  there having been, between the Agreement Date and the Issue Date for such Notes, in the opinion of the relevant Dealer (after consultation with the relevant Issuer, if practicable), no such change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the opinion of the relevant Dealer, be likely to prejudice materially the sale by such Dealer of the Notes proposed to be issued;

(f)                                   there being in full force and effect all governmental or regulatory resolutions, approvals or consents required for the relevant Issuer to issue the Notes and, where the Issuer is PTIF, for PT and PTC to fulfil their obligations under the Keep Well Agreements and the relevant Issuer and, where the Issuer is PTIF, PT and PTC having delivered to the relevant Dealer (and, to the extent not previously delivered, to the Arranger) certified copies of such resolutions, approvals or consents and, where applicable, certified English translations thereof;

(g)                                  except only in relation to an issue made pursuant to a Subscription Agreement, there having been, between the Agreement Date and the Issue Date, no downgrading in the debt rating of the relevant Issuer and, where the Issuer is PTIF, of PT by Fitch, Moody’s or Standard & Poor’s or the placing on Creditwatch with negative implications or similar publication of formal review by the relevant rating agency;

(h)                                 the forms of the Final Terms, the applicable Global Notes, Notes in definitive form and Receipts, Coupons or Talons (each as applicable) in relation to the relevant Tranche and the relevant settlement procedures having been agreed by the relevant Issuer, the relevant Dealer, the Trustee and the Principal Paying Agent, the Registrar (if applicable), and for Book Entry Notes, the Portuguese Paying Agent;

(i)                                     in respect of any Book Entry Notes, Interbolsa having agreed to register such Book Entry Notes, subject only to their issue;

(j)                                    the relevant currency being accepted for settlement by Euroclear and/or Clearstream, Luxembourg and/or Interbolsa;

(k)                                 the delivery to the Registrar as custodian of the Regulation S Global Note representing the relevant Registered Notes and/or the delivery to the common depositary or, as the case may be, the common safekeeper of the Temporary Bearer Global Note and/or the Permanent Bearer Global Note representing the relevant Bearer Notes, in each case as provided in the Trust Deed or, in the case of Book Entry Notes, confirmation from the Portuguese Paying Agent that the Book Entry Notes have been registered with Interbolsa;

(l)                                     any calculations or determinations which are required by the relevant Terms and Conditions to have been made prior to the Issue Date having been duly made;

(m)                             in the case of Notes which are intended to be listed on a European Economic Area Stock Exchange or, for Notes issued by PT, offered to the public in a European Economic Area Member State in circumstances which require the publication of a prospectus under the Prospectus Directive:

(i)                                     the denomination of the Notes being €1,000 (or its equivalent in any other currency) or more;

(ii)                                  either (A) there being no significant new factor, material mistake or inaccuracy relating to the information included in the Offering Circular which is capable of affecting the assessment of the Notes which are intended to be listed or (B) if there is such a significant new factor, material mistake or inaccuracy, a supplement to the Offering Circular having been published in accordance with the Prospectus Directive pursuant to Clause 5.2; and

(iii)                               the Offering Circular having been approved as a base Prospectus by the Financial Services Authority and the applicable Final Terms having been published in accordance with the Prospectus Directive;

(n)                                 in the case of Notes issued by PTIF which are intended to be offered to the public in a European Economic Area Member State and which are not intended to be listed on a European Economic Area Stock Exchange, no such Notes being offered in circumstances which require the publication of a prospectus under the Prospectus Directive;

(o)                                 in the case of Notes which are intended to be listed on a European Economic Area Stock Exchange (other than the London Stock Exchange) or offered to the public in a European Economic Area Member State (other than the United Kingdom) in circumstances which require the publication of a prospectus under the Prospectus Directive, the competent authority of each relevant European Economic Area Member State having been notified in accordance with the procedures set out in Articles 17 and 18 of the Prospectus Directive and all requirements under those Articles having been satisfied and, (in the case of Notes issued by PTIF) if required pursuant to Article 19(4) of the Prospectus Directive, a summary having been drawn up;

(p)                                 the receipt of any comfort letter by such Dealer if so required in accordance with and pursuant to clause 5.7; and

(q)                                 the receipt of any legal opinion by such Dealer if so required in accordance with and pursuant to clause 3.4.

In the event that any of the foregoing conditions is not satisfied, the relevant Dealer shall be entitled (but not bound) by notice to the relevant Issuer to be released and discharged from its obligations under the agreement reached under clause 2.

3.3                               Waiver

Any Dealer, on behalf of itself only, or, in the case of an issue of Notes on a syndicated basis, the Lead Manager on behalf of the relevant Dealers may by notice in writing to the relevant Issuer and, where the Issuer is PTIF, PT and PTC waive any of the conditions precedent contained in subclause 3.2 (save for the condition precedent contained in subclause 3.2(c), (m) and (o)) in so far as they relate to an issue of Notes to that Dealer.

3.4                               Updating of legal opinions

Before the first issue of Notes occurring after each anniversary of the date of this Agreement, the relevant Issuer and, where the Issuer is PTIF, PT and PTC will procure that further legal opinions, in such form and with such content as the Dealers may reasonably require, are delivered, at the expense of the relevant Issuer and, where the Issuer is PTIF, PT and PTC to the Dealers and the Trustee from legal advisers (approved by the Dealers) in Portugal, The Netherlands (where the Issuer is PTIF) and England.

In addition, (i) in relation to Notes subscribed pursuant to a Subscription Agreement and (ii) on such other occasions as a Dealer so requests, (on the basis of reasonable grounds) the relevant Issuer will procure that a further legal opinion or further legal opinions, as the case may be, in such form and with such content as the Dealers may reasonably require (having regard to the basis on which such opinion was required or requested), is or are delivered, at the expense of the relevant Issuer and, where the Issuer is PTIF, PT and PTC to the Dealers and the Trustee from legal advisers (approved by the Dealers) in Portugal, The Netherlands (where the Issuer is PTIF) and/or England, as the case may be.

3.5                               Determination of amounts outstanding

For the purposes of subclause 3.2(c):

(a)                                 the euro equivalent of Notes denominated in another Specified Currency shall be determined, at the discretion of the relevant Issuer, either as of the Agreement Date for such Notes or on the preceding day on which commercial banks and foreign exchange markets are open for business in London, in each case on the basis of the spot rate for the sale of the euro against the purchase of such Specified Currency in the London foreign exchange market quoted by any leading international bank selected by the relevant Issuer on the relevant day of calculation;

(b)                                 the euro equivalent of Dual Currency Notes, Index Linked Notes and Partly Paid Notes shall be calculated in the manner specified above by reference to the original nominal amount on issue of such Notes (in the case of Partly Paid Notes regardless of the amount of the subscription price paid); and

(c)                                  the euro equivalent of Zero Coupon Notes and other Notes issued at a discount or a premium shall be calculated in the manner specified above by reference to the net proceeds received by the relevant Issuer for the relevant issue.

4.                                      REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

4.1                               As at the date of this Agreement, PTIF (with respect to itself), PT (with respect to itself and PTIF) and PTC (with respect to itself and PTIF) hereby represent, warrant and undertake to the Dealers and each of them as follows:

(a)                                 that the most recently published audited annual financial statements of PTIF, the most recently published audited consolidated annual financial statements of PT and the most recently published unaudited consolidated semi-annual financial statements of PT and the most recently published audited annual financial statements of PTC were in each case prepared in accordance with the requirements of law and, in the case of PTIF, with generally accepted accounting principles in The Netherlands, in the case of PT, with IFRS, and in the case of PTC, with generally accepted accounting principles in Portugal, consistently applied and that they give a true and fair view of (i) the financial condition of PTIF, the consolidated financial condition of PT and the financial condition of PTC, as the case may be, as at the date to which they were prepared (the “relevant date”) and (ii) the results of operations of PTIF, the consolidated results of operations of PT and the results of operations of PTC, as the case may be, for the financial period ended on the relevant date and that there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), results of operations, prospects or business affairs of PTIF, PT or PTC, as the case may be, since the date of the last audited accounts, except as disclosed in the Offering Circular;

(b)                                 that (i) the PTIF Prospectus (as defined in the Offering Circular) is true and accurate in all material respects and there are no other facts in relation thereto, the omission of which would in the context of the issue of the relevant Notes and/or the Programme, as the case may be, make any statement in the PTIF Prospectus misleading in any material respect, and (ii) the statements of intention, opinion, belief or expectation contained in the PTIF Prospectus, were honest and reasonable at the date made and are, except to an extent that is not material in the context of the Programme or the issue of any Notes, honestly and reasonably held;

(c)                                  that the PTIF Prospectus contains all the information required by section 87A of the FSMA and otherwise complies with the Prospectus Rules and also contains all the information required by Dutch (in the case of PTIF) and Portuguese (in the case of PT and PTC) law and regulations and otherwise complies with such law and regulations to the extent applicable to the Programme and has been published as required by the Prospectus Directive and the Prospectus Regulation;

(d)                                 that PTIF has been duly incorporated, has no subsidiaries and is validly existing under Dutch law (and the laws of any other jurisdiction in which it carries on business) with full power and authority to own, lease and operate its properties and conduct its business as described in the PTIF Prospectus and to execute and perform its obligations under the Agreements to which it is a party;

(e)                                  that PT and each of its consolidated subsidiaries has been duly incorporated and is validly existing under the law of its incorporation with full power and authority to own, lease and operate its properties and conduct its business as described in the PTIF Prospectus and to execute and perform its obligations under the Agreements to which it is a party;

(f)                                   that updating of the Programme, the issue of Notes and the execution and delivery of the Agreements to which it is a party by each of PTIF, PT and PTC have been duly authorised by PTIF, PT and PTC and, in the case of Notes, upon due execution, issue and delivery in accordance with the Trust Deed and the Agency Agreement, will constitute, and, in the case of the Agreements to which it is a party constitute, legal, valid and binding obligations of PTIF, PT and PTC enforceable in accordance with their respective terms subject to applicable laws, in particular laws of bankruptcy and other laws and equitable principles affecting the rights of creditors generally;

(g)                                  that the execution and delivery of the Agreements to which it is a party, the issue, offering and distribution of Notes and the performance of the terms of any Notes and the Agreements to which it is a party will not infringe any law, regulation, order, rule, decree or statute applicable to PTIF, PT or PTC to which their respective property may be subject and are not contrary to the provisions of the constitutional documents of PTIF, PT or PTC and will not result in any breach of the terms of, or constitute a default under, any instrument, agreement or order to which PTIF, PT or PTC is a party or by which PTIF, PT or PTC or their respective property is bound;

(h)                                 that no Event of Default or event which with the giving of notice or lapse of time or other condition would constitute an Event of Default is subsisting in relation to any outstanding Note and no event has occurred which would constitute (after an issue of Notes) an Event of Default thereunder or which with the giving of notice or lapse of time or other condition would (after an issue of Notes) constitute such an Event of Default;

(i)                                     that, except as disclosed in the PTIF Prospectus or any amendment or supplement thereto, none of PTIF, PT or PTC (i) except when it would, individually and in the aggregate, not reasonably be expected to have a material adverse effect on the ability of PTIF to perform its obligations under the Notes or, in the case of PTIF, PT and/or PTC, the Agreements, is in breach of the terms of, or in default under, any instrument, agreement or order to which it is a party or by which it or its property is bound and no event has occurred which with the giving of notice or lapse of time or other condition would constitute a default under any such instrument, agreement or order; or (ii) nor any member of the PT Group is involved in any legal or arbitration proceeding (including any proceedings which are pending or threatened of which PT is aware) which may be reasonably expected to have or have had in the 12 months preceding the date of making this representation, a significant effect on the financial position of PTIF, PT, PTC or the PT Group save as disclosed in the PTIF Prospectus; or (iii) has taken any action nor, to the best of their knowledge or belief having made all reasonable enquiries, have any steps been taken or legal proceedings commenced for the winding up or dissolution of PTIF, PT or PTC;

(j)                                    that (except for any required notifications to or filings with the Authority for the Financial Markets (Stichting Autoriteit Financiële Markten and the Financial Services Authority) and the Bank of England) no further consents, approvals, authorisations, orders, filings, registrations or qualifications of or with any court or governmental authority are required and no other actions or things (including, without limitation, the payment of any stamp or other similar tax or duty) are required to be taken, fulfilled or done by PTIF, PT or PTC for the validity of (i) the execution, issue and offering of Notes under the Programme and compliance by PTIF with the terms of any Notes issued under the Programme or (ii) the execution and delivery of, and compliance with the terms of, the Agreements to which it is a party;

(k)                                 that all necessary corporate approvals and authorisations required by PTIF, PT and PTC under Dutch and/or Portuguese law for or in connection with (i) the creation, execution, issue and offering of Notes under the Programme and compliance by PTIF with the terms of any Notes issued under the Programme and (ii) the execution and delivery of, and compliance with the terms of, the Agreements to which it is a party have been obtained and are in full force and effect;

(l)                                     that it is not necessary under the laws of The Netherlands or Portugal that any Noteholder, Dealer or Agent or the Trustee should be licensed, qualified or otherwise entitled to carry on business in The Netherlands or Portugal (i) to enable any of them to enforce their respective rights under the Notes or the Agreements or (ii) solely by reason of the execution, delivery or performance of the Agreements or the Notes, save to the extent of the qualifications mentioned in the legal opinion of legal advisers as to matters of Dutch law or Portuguese law, as the case may be, as referred to in Appendix A or clause 3, whichever has most recently been furnished;

(m)                             that, except as set forth in the PTIF Prospectus all payments of principal, premium (if any), interest and other amounts in respect of the Notes made to holders of the Notes who are non-residents of The Netherlands will be made without withholding for or deduction of any taxes or duties imposed or levied by or on behalf of The Netherlands or any political subdivision or any authority thereof or therein having the power to tax;

(n)                                 that all Notes will, upon issue, be direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of PTIF and rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of PTIF, from time to time outstanding;

(o)                                 that none of PTIF, PT or PTC, any of their affiliates, nor any persons acting on any of their behalf (other than the Dealers or Arranger), has engaged or will engage in any directed selling efforts (as defined in Rule 902(c) under the Securities Act) with respect to the Notes and each of the foregoing persons has complied and will comply with the offering restrictions requirements of Regulation S under the Securities Act;

(p)                                 that any summary required pursuant to Article 19(4) of the Prospectus Directive is not misleading, inaccurate or inconsistent when read with other parts of the Offering Circular and any translation of such summary is accurate in all material respects;

(q)                                 that none of PTIF, PT, PTC or their respective Subsidiaries nor, to the knowledge of PTIF, PT or PTC, any director, officer, agent, employee or affiliate of PTIF, PT, PTC or any of their respective Subsidiaries are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”);

(r)                                    that none of PTIF, PT, PTC or any of their respective Subsidiaries, nor, to the knowledge of PTIF, PT or PTC, any director, officer, agent, employee or other person associated with or acting on behalf of PTIF, PT, PTC or any of their respective Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of any applicable anti-bribery or anti-corruption law or regulation enacted in any jurisdiction including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010 (if applicable); or made, offered or promised to make, or authorised the payment or giving of any bribe, rebate, payoff, influence payment, facilitation payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable law or regulation; and

(s)                                   that the operations of PTIF, PT, PTC and their respective Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in The Netherlands and Portugal and of all jurisdictions in which the PTIF, PT, PTC and their respective Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “PTIF Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving PTIF, PT, PTC or any of their respective Subsidiaries with respect to PTIF Money Laundering Laws is pending and, to the best of the knowledge of PTIF, PT and PTC, no such actions, suits or proceedings are threatened or contemplated.

4.2                               As at the date of this Agreement, PT hereby represents, warrants and undertakes to the Dealers and each of them as follows:

(a)                                 that the most recently published audited consolidated annual financial statements of PT and the most recently published unaudited consolidated semi-annual financial statements of PT were in each case prepared in accordance with the requirements of law and with IFRS, consistently applied and that they give a true and fair view of (i) the consolidated financial condition of PT as at the relevant date and (ii) the consolidated results of operations of PT for the financial period ended on the relevant date and that there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), results of operations, prospects or business affairs of PT, as the case may be, since the date of the last audited accounts, except as disclosed in the Offering Circular;

(b)                                 that (i) the PT Prospectus (as defined in the Offering Circular) is true and accurate in all material respects and there are no other facts in relation thereto, the omission of which would in the context of the issue of the relevant Notes and/or the Programme, as the case may be, make any statement in the PT Prospectus misleading in any material respect, (ii) the summary set out in the section of the PT Prospectus headed “Summary of the Programme” is not misleading, inaccurate or inconsistent when read with other parts of the PT Prospectus, and (iii) the statements of intention, opinion, belief or expectation contained in the PT Prospectus, were honest and reasonable at the date made and are, except to an extent that is not material in the context of the Programme or the issue of any Notes, honestly and reasonably held;

(c)                                  that the PT Prospectus contains all the information required by section 87A of the FSMA and otherwise complies with the Prospectus Rules and also contains all the information required by Portuguese law and regulations and otherwise complies with such law and regulations to the extent applicable to the Programme and has been published as required by the Prospectus Directive and the Prospectus Regulation;

(d)                                 that PT and each of its consolidated subsidiaries has been duly incorporated and is validly existing under the law of its incorporation with full power and authority to own, lease and operate its properties and conduct its business as described in the PT Prospectus and to execute and perform its obligations under the Agreements to which it is a party;

(e)                                  that updating of the Programme, the issue of Notes and the execution and delivery of the Agreements to which it is a party by PT has been duly authorised by PT and, in the case of Notes, upon due execution, issue and delivery in accordance with the Interbolsa Instrument and the Agency Agreement, will constitute, and, in the case of the Agreements to which it is a party constitute, legal, valid and binding obligations of PT enforceable in accordance with their respective terms subject to applicable laws, in particular laws of bankruptcy and other laws and equitable principles affecting the rights of creditors generally;

(f)                                   that the execution and delivery of the Agreements to which it is a party, the issue, offering and distribution of Notes and the performance of the terms of any Notes and the Agreements to which it is a party will not infringe any law, regulation, order, rule, decree or statute applicable to PT to which their respective property may be subject and are not contrary to the provisions of the constitutional documents of PT and will not result in any breach of the terms of, or constitute a default under, any instrument, agreement or order to which PT is a party or by which PT or their respective property is bound;

(g)                                  that no Event of Default or event which with the giving of notice or lapse of time or other condition would constitute an Event of Default is subsisting in relation to any outstanding Note and no event has occurred which would constitute (after an issue of Notes) an Event of Default thereunder or which with the giving of notice or lapse of time or other condition would (after an issue of Notes) constitute such an Event of Default;

(h)                                 that, except as disclosed in the PT Prospectus or any amendment or supplement thereto, PT (i) except when it would, individually and in the aggregate, not reasonably be expected to have a material adverse effect on the ability of PT to perform its obligations under the Notes or the Agreements, is not in breach of the terms of, or in default under, any instrument, agreement or order to which it is a party or by which it or its property is bound and no event has occurred which with the giving of notice or lapse of time or other condition would constitute a default under any such instrument, agreement or order; or (ii) is not, nor any member of the PT Group is, involved in any legal or arbitration proceeding (including any proceedings which are pending or threatened of which PT is aware) which may be reasonably expected to have or have had in the 12 months preceding the date of making this representation, a significant effect on the financial position of PT or the PT Group save as disclosed in the PT Prospectus; or (iii) has not taken any action nor, to the best of its knowledge or belief having made all reasonable enquiries, have any steps been taken or legal proceedings commenced for the winding up or dissolution of PT;

(i)                                     that (except for any required notifications to or filings with the CMVM and the Bank of England) no further consents, approvals, authorisations, orders, filings, registrations or qualifications of or with any court or governmental authority are required and no other actions or things (including, without limitation, the payment of any stamp or other similar tax or duty) are required to be taken, fulfilled or done by PT for the validity of (i) the execution, issue and offering of Notes under the Programme and compliance by PT with the terms of any Notes issued under the Programme or (ii) the execution and delivery of, and compliance with the terms of, the Agreements to which it is a party;

(j)                                    that all necessary corporate approvals and authorisations required by PT under Portuguese law for or in connection with (i) the creation, execution, issue and offering of Notes under the Programme and compliance by PT with the terms of any Notes issued under the Programme and (ii) the execution and delivery of, and compliance with the terms of, the Agreements to which it is a party have been or will be obtained and are or will be in full force and effect;

(k)                                 that it is not necessary under the laws of Portugal that any Noteholder, Dealer or Agent or the Trustee should be licensed, qualified or otherwise entitled to carry on business in Portugal (i) to enable any of them to enforce their respective rights under the Notes or the Agreements or (ii) solely by reason of the execution, delivery or performance of the Agreements or the Notes, save to the extent of the qualifications mentioned in the legal opinion of legal advisers as to matters of Portuguese law, as the case may be, as referred to in Appendix A or clause 3, whichever has most recently been furnished;

(l)                                     that, except as set forth in the PT Prospectus all payments of principal, premium (if any), interest and other amounts in respect of the Notes made to holders of the Notes who are non-residents of Portugal will be made without withholding for or deduction of any taxes or duties imposed or levied by or on behalf of Portugal or any political subdivision or any authority thereof or therein having the power to tax;

(m)                             that all Notes will, upon issue, be direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of PT and rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of PT, from time to time outstanding;

(n)                                 that PT, any of its affiliates, nor any persons acting on its behalf (other than the Dealers or Arranger), has engaged or will engage in any directed selling efforts (as defined in Rule 902(c) under the Securities Act) with respect to the Notes and each of the foregoing persons has complied and will comply with the offering restrictions requirements of Regulation S under the Securities Act;

(o)                                 that any translation prepared by PT of the summary contained in the section of the PT Prospectus headed “Summary of the Programme” as required by Article 18 of the Prospectus Directive is accurate in all material respects;

(p)                                 that neither PT nor its Subsidiaries nor, to the knowledge of PT, any director, officer, agent, employee or affiliate of PT or any of its Subsidiaries are currently subject to any U.S. sanctions administered by OFAC;

(q)                                 that neither PT nor any of its Subsidiaries, nor, to the knowledge of PT, any director, officer, agent, employee or other person associated with or acting on behalf of PT or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of any applicable anti-bribery or anti-corruption law or regulation enacted in any jurisdiction including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010 (if applicable); or made, offered or promised to make, or authorised the payment or giving of any bribe, rebate, payoff, influence payment, facilitation payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable law or regulation; and

(r)                                    the operations of PT and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in Portugal and of all jurisdictions in which the PT and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “PT Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving PT or any of its Subsidiaries with respect to PT Money Laundering Laws is pending and, to the best of PT’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.3                               With regard to each issue of Notes by PTIF, each of PTIF (as to itself), PT (as to itself and PTIF) and PTC (as to itself and PTIF) shall be deemed to repeat the representations, warranties and agreements contained in subclause 4.1 as at the Agreement Date for such Notes (any agreement on such Agreement Date being deemed to have been made on the basis of, and in reliance on, such representations, warranties and agreements) and as at the Issue Date of such Notes.

4.4                               Each of PTIF (as to itself), PT (as to itself and PTIF) and PTC (as to itself and PTIF) shall be deemed to repeat the representations, warranties and agreements contained in subclause 4.1 on each date on which the aggregate nominal amount of the Programme is increased in accordance with clause 12 and, in the case of Clauses 4.1(a), (b) and (c) only on each date on which the Offering Circular is revised, supplemented or amended.

4.5                               With regard to each issue of Notes by PT, PT shall be deemed to repeat the representations, warranties and agreements contained in subclause 4.2 as at the Agreement Date for such Notes (any agreement on such Agreement Date being deemed to have been made on the basis of, and in reliance on, such representations, warranties and agreements) and as at the Issue Date of such Notes.

4.6                               PT shall be deemed to repeat the representations, warranties and agreements contained in subclause 4.2 on each date on which the aggregate nominal amount of the Programme is increased in accordance with clause 12 and, in the case of Clauses 4.1(a), (b) and (c) only on each date on which the Offering Circular is revised, supplemented or amended.

4.7                               The representations, warranties and agreements contained in this clause shall, except where specifically agreed in writing in relation to any Series of Notes, continue in full force and effect notwithstanding the actual or constructive knowledge of any Dealer with respect to any of the matters referred to in the representations and warranties set out above, any investigation by or on behalf of the Dealers or completion of the subscription and issue of any Notes.

5.                                      UNDERTAKINGS OF PTIF, PT AND PTC

5.1                               Notification of material developments

(a)                                 Except to the extent precluded by applicable law, the relevant Issuer and, where the Issuer is PTIF, PT and PTC shall promptly after becoming aware of the occurrence thereof notify each Dealer of:

(i)                                     (A) any Event of Default or any condition, event or act which would after an issue of Notes (or would with the giving of notice and/or the lapse of time) constitute an Event of Default or (B) any breach of the representations and warranties or undertakings contained in the Agreements to which it is a party; and

(ii)                                  any development affecting the relevant Issuer and, where the Issuer is PTIF, any of PT or PTC or any of their respective businesses which is material in the context of the Programme or any issue of Notes or which would cause the Offering Circular to include any untrue statement or omission.

(b)                                 If, following the Agreement Date and before the Issue Date of the relevant Notes, the relevant Issuer and, where the Issuer is PTIF, PT or PTC becomes aware that the conditions specified in clause 3.2 will not be satisfied in relation to that issue, the relevant Issuer and, where the Issuer is PTIF, PT or PTC, as the case may be, shall forthwith notify the relevant Dealer to this effect giving full details thereof.  In such circumstances, the relevant Dealer shall be entitled (but not bound) by notice to the relevant Issuer and, where the Issuer is PTIF, PT and PTC to be released and discharged from its obligations under the agreement reached under clause 2.

(c)                                  Without prejudice to the generality of the foregoing, the relevant Issuer and, where the Issuer is PTIF, PT and PTC shall from time to time promptly furnish to each Dealer, except to the extent precluded by applicable law, such information relating to the relevant Issuer and, where the Issuer is PTIF, PT as such Dealer may reasonably request.

5.2                               Updating of Offering Circular

(a)                                 Before the first issue of Notes under the Programme after the annual anniversary of the date of this Agreement, PTIF, PT and PTC shall update or amend the Offering Circular (following consultation with the Arranger who will consult with the Dealers) by the publication of a supplement thereto or a New Offering Circular.

(b)                                 Subject as set out in the proviso below, in the event of (i) a significant new factor, material mistake or inaccuracy relating to the information included in the Offering Circular which is capable of affecting the assessment of the Notes arising or being noted, (ii) a change in the condition of PTIF, PT or PTC which is material in the context of the Programme or the issue of any Notes or (iii) the Offering Circular otherwise coming to contain an untrue statement of a material fact or omitting to state a material fact necessary to make the statements contained therein not misleading or if it is necessary at any time to amend the Offering Circular to comply with, or reflect changes in, the laws or regulations of The Netherlands or Portugal or any other relevant jurisdiction of PTIF, PT and PTC shall update or amend the Offering Circular (following consultation with the Dealers and the relevant Dealer (if any)) by the publication in accordance with Article 16 of the Prospectus Directive of a supplement to it or a new Offering Circular, in each case in a form approved by the Dealers provided that the relevant Issuer and, where the Issuer is PTIF, PT and PTC undertakes that in the period from and including an Agreement Date to and including the related Issue Date of the new Notes, it will only prepare and publish a supplement to, or replacement of, the Offering Circular if it is required, or has reasonable grounds to believe that it is required, to do so in order to comply with Section 87G of the FSMA and, in such circumstances, such supplement to, or replacement of, the Offering Circular shall, solely as between the relevant Issuer and, where the Issuer is PTIF, PT and PTC and the relevant Dealer and solely for the purposes of Section 87Q(4) of the FSMA and clause 3.2(a), be deemed to have been prepared and published so as to comply with the requirements of Section 87G of the FSMA.

(c)                                  Upon any supplement or replacement Offering Circular being prepared and published as provided above, PTIF, PT and PTC shall promptly without cost to the Dealers supply to each Dealer such number of copies of such supplement or replacement Offering Circular as each Dealer may reasonably request.  Until a Dealer receives such supplement or replacement Offering Circular, as the case may be, the definition of Offering Circular in subclause 1.1 shall, in relation to such Dealer, mean the Offering Circular prior to the publication of such supplement or replacement Offering Circular, as the case may be.

5.3                               Listing

Each of the relevant Issuer and, where the Issuer is PTIF, PT and PTC:

(a)                                 in the case of Notes which are intended to be listed on the London Stock Exchange confirms that it has made or caused to be made an application for the Programme to be listed on the London Stock Exchange; and

(b)                                 in the case of Notes which are intended to be listed on the London Stock Exchange or offered to the public in a European Economic Area Member State in circumstances which require the publication of a prospectus under the Prospectus Directive confirms that the Offering Circular has been approved as a base prospectus by the FSA and that it and the applicable Final Terms have been published in accordance with the Prospectus Directive.

If in relation to any issue of Notes, it is agreed between the relevant Issuer and the relevant Dealer or the Lead Manager, as the case may be, to list such Notes on a Stock Exchange, each of the relevant Issuer and, where the Issuer is PTIF, PT and PTC undertakes to use its reasonable endeavours to obtain and maintain the listing of such Notes on such Stock Exchange.  If any Notes cease to be listed on the relevant Stock Exchange, the relevant Issuer and, where the Issuer is PTIF, each of PT and PTC shall use reasonable endeavours promptly to list such Notes on a stock exchange to be agreed between the relevant Issuer and the relevant Dealer or, as the case may be, the Lead Manager.  For the avoidance of doubt, where the relevant Issuer and, where the Issuer is PTIF, PT and PTC have obtained the listing of Notes on a regulated market in the European Economic Area, the undertaking extends to maintaining that listing or, if this is impracticable or unduly burdensome, to use all reasonable endeavours to obtain a listing of the relevant Notes on another European Economic Area regulated market.

Each of the relevant Issuer and, where the Issuer is PTIF, PT and PTC shall comply with the rules of each relevant Stock Exchange (or any other relevant authority or authorities) and shall otherwise comply with any undertakings given by it from time to time to the relevant Stock Exchange (or any other relevant authority or authorities) in connection with any Notes listed on such Stock Exchange or the listing thereof and, without prejudice to the generality of the foregoing, shall furnish or procure to be furnished to the relevant Stock Exchange (or any other relevant authority or authorities) all such information as the relevant Stock

Exchange (or any other relevant authority or authorities) may require in connection with the listing on such Stock Exchange of any Notes.

5.4                               The Agreements

Each of PTIF, PT and PTC undertakes that it will not:

(a)                                 except with the consent of the Dealers, terminate any of the Agreements to which it is a party or effect or permit to become effective any amendment to any such Agreement which, in the case of an amendment, would or might have a material adverse affect on the interests of any Dealer or of any holder of Notes issued before the date of such amendment; or

(b)                                 except in consultation with the Arranger, appoint a different Trustee under the Trust Deed,

and PTIF, PT and PTC will promptly notify each of the Dealers of any termination of, or amendment to, any of the Agreements to which it is a party and of any change in the Trustee under the Trust Deed and/or the Principal Paying Agent or Registrar or Portuguese Paying Agent under the Agency Agreement.

5.5                               Lawful compliance

Each of PTIF, PT and PTC will at all times ensure that all necessary action in The Netherlands or Portugal is taken and all necessary conditions imposed by Dutch or Portuguese law are fulfilled (including, without limitation, the obtaining and, where relevant, maintenance in full force and effect of all necessary permissions, consents or approvals of all relevant governmental authorities) so that it may lawfully comply with its obligations under all Notes, the Agreements to which it is a party and, further, so that it may comply with any applicable laws and regulations from time to time promulgated by any Dutch or Portuguese governmental or regulatory authorities relevant in the context of the issue of Notes.

5.6                               Authorised representative

Each of PTIF, PT and PTC will notify the Dealers immediately in writing if any of the persons named in the list referred to in paragraph 3 of Part I of the Initial Documentation Lists ceases to be authorised to take action on its behalf or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Dealers that such person has been so authorised.

5.7                               Auditors’ comfort letters

Each of PTIF, PT and PTC will (i) at the time of the preparation of the initial Offering Circular, (ii) thereafter upon each occasion when the same may be revised, supplemented or amended, whether by means of information incorporated by reference or otherwise, (insofar as such revision, supplement, amendment or update concerns or contains financial information about an Issuer), (iii) thereafter in relation to any issue subscribed pursuant to a Subscription Agreement and (iv) at other times whenever so agreed with a Dealer deliver, at the expense of PTIF, PT and PTC to the Dealers a comfort letter or comfort letters from independent auditors of PTIF, PT or PTC, as the case may be, in such form and with such content as the Dealers may reasonably request provided that no such letter or letters will be delivered under paragraph (ii) above if the only revision, supplement or amendment concerned is the publication or issue of any audited financial statements of PTIF, PT or PTC, as the case may be.

If at or prior to the time of any agreement to issue and purchase Notes under clause 2 such a request is made with respect to the Notes to be issued, the receipt of the relevant comfort letter or letters in a form satisfactory to the relevant Dealer shall be a further condition precedent to the issue of those Notes to that Dealer.

5.8                               No other issues

During the period commencing on an Agreement Date and ending on the Issue Date with respect to any Notes which are to be listed, the relevant Issuer will not, without the prior consent of the relevant Dealer or, as the case may be, the Lead Manager, issue or agree to issue any other listed Notes, bonds or other debt securities of whatsoever nature (other than Notes to be issued to the same Dealer) where such Notes, bonds or other debt securities are intended to be listed on a Stock Exchange and would have the same maturity, currency and interest basis or redemption/payment basis as the Notes to be issued on the relevant Issue Date.

5.9                               Information on Noteholders’ meetings

Each of PTIF, PT and PTC will, at the same time as it is despatched, furnish the Dealers with a copy of every notice of a meeting of the holders of the Notes (or any of them) which are listed on any Stock Exchange which is despatched at the instigation of PTIF, PT or PTC and will notify the Dealers immediately upon its becoming aware that a meeting of the holders of the Notes (or any of them) which are listed on any Stock Exchange has otherwise been convened.

5.10                        Ratings

Each of PTIF, PT and PTC undertakes promptly to notify the Dealers of any change in the ratings given by Fitch, Moody’s and/or Standard & Poor’s of PTIF’s or PT’s debt or upon it becoming aware that such ratings are listed on Creditwatch or other similar publication of formal review by the relevant rating agency.

5.11                        Commercial Paper

In respect of any Tranche of Notes having a maturity of less than one year from and including the date of issue, the relevant Issuer will issue such Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the FSMA):

(a)                                 the relevant Dealer covenants in the terms set out in paragraph 2(iii) of Appendix B; and

(b)                                 the redemption value of each Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).

5.12                        Passporting

If, in relation to any issue of Notes, the relevant Issuer has agreed with the relevant Dealer(s) that the home Member State that approved the Offering Circular will be requested to provide a certificate of approval to the competent authority of one or more host Member State(s) under Article 17 and Article 18 of the Prospectus Directive then the arrangements relating to such request (including, but not limited to, the cost of preparing any summary required pursuant to Article 19(4) of the Prospectus Directive) will be agreed between the relevant Issuer and the relevant Dealer(s) at the relevant time.

In such case, the relevant Issuer undertakes that it will use all reasonable endeavours to procure the delivery of a certificate of approval by the FSA to the competent authority in any host Member State in accordance with Article 17 and Article 18 of the Prospectus Directive and shall promptly notify each Dealer following receipt by the relevant Issuer of confirmation that such certificate of approval has been so delivered.

5.13                        Announcements

The relevant Issuer undertakes that it will not, between the Agreement Date and the Issue Date of the relevant Notes (both dates inclusive), without the prior approval of the relevant Dealer or the Lead Manager on behalf of the Managers (where more than one Dealer has agreed to purchase a particular Tranche of Notes), make any announcement which could have a material adverse effect on the marketability of the Notes.

6.                                      INDEMNITY

6.1                               Without prejudice to the other rights or remedies of the Dealers, each of PTIF, PT and PTC jointly and severally undertakes with each Dealer that if that Dealer or any Relevant Party relating to that Dealer suffers any losses, liabilities, costs, expenses or demands (including, without limitation, legal fees) (together a “Loss”) arising out of, in connection with or based on:

(a)                                 any failure by the relevant Issuer to issue on the agreed Issue Date any Notes which a Dealer has agreed to purchase (unless such failure is as a result of the failure by the relevant Dealer to pay the aggregate purchase price for such Notes); or

(b)                                 any actual or alleged breach of the representations, warranties and undertakings contained in, or made or deemed to be made by PTIF and/or PT and/or PTC under this Agreement; or

(c)                                  any untrue or misleading (or allegedly untrue or misleading) statement in, or any omission (or alleged omission) from, the Offering Circular in any case which is material in the context of the Programme and/or the issue and offering of Notes; or

(d)                                 any untrue or misleading (or allegedly untrue or misleading) statement in any additional written information provided by PTIF and/or PT and/or PTC to the Dealers under clause 7 below,

PTIF or, as the case may be, PT and/or PTC shall pay to that Dealer on demand an amount equal to such Loss provided that any of PTIF and/or PT and/or PTC shall only have a liability to a Dealer under clause 6.1(b) above in relation to any alleged breach, allegedly untrue or misleading statement or alleged omission where the allegation is made against such Dealer or Relevant Party by a third party.  No Dealer shall have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this clause 6.1.

6.2                               In case any action shall be brought against any Dealer or Relevant Party in respect of which recovery may be sought from PTIF and/or PT and/or PTC, as the case may be, under this clause 6, the relevant Dealer shall promptly notify PTIF and/or PT and/or PTC, as the case may be, in writing and shall employ such legal advisers as may be agreed between such Dealer and PTIF and/or PT and/or PTC, as the case may be, or, in default of agreement, as the Dealer may select.  None of PTIF, PT or PTC shall be liable in respect of any settlement of any action effected without its consent, such consent not to be unreasonably withheld or delayed.

7.                                      AUTHORITY TO DISTRIBUTE DOCUMENTS

Subject to clause 8, PTIF, PT and PTC hereby authorise each of the Dealers on behalf of PTIF, PT and PTC to provide, in compliance with all applicable securities laws and regulations, full copies of the Offering Circular and full copies of such additional written information as any of PTIF and/or PT and/or PTC shall provide to the Dealers and specifically approve in writing for distribution or approve for the Dealers to use or such other information as is in the public domain to actual and potential purchasers of Notes.

8.                                      DEALERS’ UNDERTAKINGS

8.1                               Each Dealer severally agrees to comply with the selling restrictions and agreements set out in Appendix B hereto unless otherwise agreed with the relevant Issuer.

8.2                               Each Dealer acknowledges to, and severally agrees with, PTIF, PT and PTC that:

(a)                                 none of PTIF, PT or PTC has authorised it to make representations in connection with any sale or proposed sale of any Notes other than those contained in the Offering Circular or the information approved in writing and provided by any of PTIF and/or PT and/or PTC pursuant to clause 7 (taken together with the Offering Circular); and

(b)                                 it will not circulate any version of the Offering Circular other than the latest version of the Offering Circular published by the Issuers and made available to such Dealer from time to time.

8.3                               Without prejudice to the other rights and remedies of PTIF, PT or PTC, each Dealer severally undertakes with PTIF, PT and PTC that it will hold any of PTIF and/or PT and/or PTC indemnified against any losses, liabilities, costs, claims, charges, expenses, actions or demands which any of PTIF and/or PT and/or PTC may incur or which may be made against each or any of them as a result of any breach by such Dealer of any of its undertakings contained in clauses 8(1) provided that, without prejudice to any other claim any of PTIF and/or PT and/or PTC may have against such Dealer, no Dealer shall be liable to hold any of PTIF and/or PT and/or PTC indemnified against any losses, liabilities, costs, claims, charges, expenses, actions or demands arising from the sale of Notes to any person believed in good faith by such Dealer, on reasonable grounds after making all reasonable investigations, to be a person to whom Notes could legally be sold in compliance with the provisions of Appendix B.

The provisions of clause 6.2 shall apply, mutatis mutandis, to any claim for indemnity pursuant to this clause.

9.                                      FEES, EXPENSES AND STAMP DUTIES

9.1                               Each Issuer, jointly and severally, undertakes that it will:

(a)                                 pay to each Dealer all commissions agreed from time to time between the relevant Issuer and that Dealer in connection with the sale of any Notes to that Dealer (and any value added tax properly chargeable thereon (to the extent that the Dealer or another member of its group is required to account to any relevant tax authority for that value added tax) or other tax thereon);

(b)                                 pay (together with any value added tax or other tax thereon):

(i)                                     the fees and expenses of PTIF’s, PT’s and PTC’s legal advisers and auditors;

(ii)                                  the cost of listing/and admitting to trading and maintaining the listing and admission to the trading of any Notes which are to be listed and/or admitted to trading on the Official List;

(iii)                               the cost of obtaining any credit rating for the Notes;

(iv)                              the fees and expenses of the Trustee and the agents appointed under the Agency Agreement as agreed between the parties therein; and

(v)                                 all expenses in connection with the establishment and updating of the Programme including, but not limited to, the preparation and printing of the Offering Circular and the cost of any publicity agreed by PTIF, PT or PTC;

(c)                                  pay to Merrill Lynch International the agreed fees and disbursements of the legal advisers appointed to represent the Dealers and the Trustee (including any value added tax or other tax thereon) in connection with the Programme;

(d)                                 pay promptly any stamp, documentary, registration or similar duty or tax (including any stamp duty reserve tax) payable in connection with the entry into, performance, enforcement or admissibility in evidence of any Note, any of the Agreements or any communication pursuant thereto and that it will indemnify each Dealer against any liability with respect to or resulting from any delay in paying or omission to pay any such duty or tax; and

(e)                                  reimburse each Dealer for its costs and expenses reasonably and properly incurred in protecting or enforcing any of its rights under this Agreement (including any value added tax or other tax thereon).

9.2                               If PTIF shall have insufficient funds to meet its obligations under 9.1, PT and PTC shall make or have made available to PTIF, before the due date for the fulfilment of such obligations, funds sufficient to enable PTIF to meet such obligations, in full as they fall due.

9.3                               All payments by PTIF, PT and PTC under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by The Netherlands and Portugal or by any department, agency or other political sub-division or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (“Taxes”).  If any Taxes are required by law to be deducted or withheld in connection with any such payment, PTIF or, as the case may be, PT and/or PTC will increase the amount paid so that the full amount of such payment is received by the payee as if no such deduction or withholding had been made.  In addition, PTIF, PT and PTC agree to indemnify and hold the Managers harmless against any Taxes which they are required to pay in respect of any amount paid by PTIF or, as the case may be, PT and/or PTC under this Agreement.

10.                               TERMINATION OF APPOINTMENT OF DEALERS

PTIF, PT and PTC or (as to itself) a Dealer may terminate the arrangements described in this Agreement by giving not less than 30 days’ written notice to the other parties hereto.  PTIF, PT and PTC may terminate the appointment of a Dealer or Dealers by giving not less than 30 days’ written notice to such Dealer or Dealers (with a copy promptly thereafter to all the other Dealers, the Trustee and the Agent).  Termination shall not affect any rights or obligations (including but not limited to those arising under clauses 6, 8 and/or 9) which have accrued at the time of termination or which accrue thereafter in relation to any act or omission or alleged act or omission which occurred prior to such time.

11.                               APPOINTMENT OF NEW DEALERS

11.1                        Nothing in this Agreement shall prevent PTIF, PT and PTC from appointing one or more New Dealers for the duration of the Programme or, with regard to an issue of a particular Tranche of Notes, the relevant Issuer and, where the Issuer is PTIF, PT and PTC from appointing one or more

New Dealers for the purposes of that Tranche, in either case upon the terms of this Agreement and provided that, unless such appointment is effected pursuant to a Subscription Agreement:

(a)                                 any New Dealer shall have first delivered to the Issuers an appropriate Dealer Accession Letter; and

(b)                                 the Issuers shall have delivered to such New Dealer an appropriate Confirmation Letter.

11.2                        Upon receipt of the relevant Confirmation Letter or execution of the relevant Subscription Agreement, as the case may be, each such New Dealer shall, subject to the terms of the relevant Dealer Accession Letter or the relevant Subscription Agreement, as the case may be, become a party to this Agreement, vested with all authority, rights, powers, duties and obligations of a Dealer as if originally named as a Dealer hereunder provided further that, except in the case of the appointment of a New Dealer for the duration of the Programme, following the Issue Date of the relevant Tranche, the relevant New Dealer shall have no further such authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such Tranche.

11.3                        The Issuers shall promptly notify the other Dealers, the Trustee and the Principal Paying Agent of any appointment of a New Dealer for the duration of the Programme by supplying to such parties a copy of any Dealer Accession Letter and Confirmation Letter.  Such notice shall be required to be given in the case of an appointment of a New Dealer for a particular Tranche of Notes to the Trustee and the Principal Paying Agent only.

12.                               INCREASE IN THE AGGREGATE NOMINAL AMOUNT OF THE PROGRAMME

12.1                        From time to time PTIF, PT and PTC may wish to increase the aggregate nominal amount of the Notes that may be issued under the Programme.  In such circumstances, PTIF, PT and PTC may give notification of such an increase (subject as set out in subclause 12.2) by delivering to the Arranger and the Dealers with a copy to the Trustee and the Principal Paying Agent a letter substantially in the form set out in Appendix D hereto.  Upon the date specified in such notice (which date may not be earlier than seven London business days after the date the notice is given) and subject to satisfaction of the conditions precedent set out in subclause 12.2, all references in the Agreements to a Euro Medium Term Note Programme of a certain nominal amount shall be deemed to be references to a Euro Medium Term Note Programme of the increased nominal amount.

12.2                        Notwithstanding subclause 12.1, the right of PTIF, PT and PTC to increase the aggregate nominal amount of the Programme shall be subject to each Dealer having received and found satisfactory all the documents and confirmations described in Part II of the Initial Documentation Lists (with such changes as may be relevant with reference to the circumstances at the time of the proposed increase as are agreed between PTIF, PT and the Dealers), and the satisfaction of any further conditions precedent that any of the Dealers may reasonably require, including, without limitation, the production of a supplementary Offering Circular by PTIF, PT and PTC and any further or other documents required by the relevant Stock Exchange for the purpose of listing any Notes to be issued on the relevant Stock Exchange.  The Arranger shall circulate to the Dealers all the documents and confirmations described in Part II of the Initial Documentation Lists and any further conditions precedent so required.  Any Dealer must notify the Arranger and the relevant Issuer within five London business days of receipt if it considers, in its reasonable opinion, such documents, confirmations and, if applicable, such further conditions precedent to be unsatisfactory and, in the absence of such notification, such Dealer shall be deemed to consider such documents and confirmations to be satisfactory and such further conditions precedent to be satisfied.

13.                               STATUS OF THE DEALERS AND THE ARRANGER

13.1                        Each of the Dealers agrees that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for (a) the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Offering Circular, any Final Terms, this Agreement or any information provided in connection with the Programme or (b) the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any Tranche.

13.2                        The Arranger shall have only those duties, obligations and responsibilities expressly specified in this Agreement.

14.                               COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

15.                               COMMUNICATIONS

15.1                        All communications shall be by fax or letter delivered by hand or (but only where specifically provided in the Procedures Memorandum) by telephone.  Each communication shall be made to the relevant party at the telex number, fax number or address or telephone number and, in the case of a communication by telex, fax or letter, marked for the attention of, or (in the case of a communication by telephone) made to, the person or department from time to time specified in writing by that party to the other for the purpose.  The initial telephone number, telex number, fax number and person or department so specified by each party are set out in the Procedures Memorandum.

15.2                        A communication shall be deemed received, (if by fax) when an acknowledgement of receipt is received, (if by telephone) when made or (if by letter) when delivered, in each case in the manner required by this clause.  However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective on the next business day in the place of receipt.  Every communication shall be irrevocable save in respect of any manifest error therein.

16.                               BENEFIT OF AGREEMENT

16.1                        This Agreement shall be binding upon and shall inure for the benefit of PTIF, PT, PTC and each Dealer and their respective successors and permitted assigns.

16.2                        A Dealer may only assign or transfer its rights or obligations under this Agreement with the prior written consent of PTIF and PT except for an assignment and/or transfer of all of a Dealer’s rights and obligations hereunder in whatever form such Dealer determines may be appropriate to a partnership, corporation, trust or other organisation in whatever form that may succeed to, or to which the Dealer transfers, all or substantially all of the Dealer’s assets and business and that assumes such obligations by contract, operation of law or otherwise.  Upon any such transfer and assumption of obligations such Dealer shall be relieved of and fully discharged from all obligations under this Agreement, whether such obligations arose before or after such transfer and assumption.

17.                               CURRENCY INDEMNITY

If, under any applicable law and whether pursuant to a judgment being made or registered against PTIF, PT or PTC or in the liquidation, insolvency or analogous process of PTIF, PT or PTC or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the “other currency”) other than that in which the relevant payment is expressed to be due (the “required currency”) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the relevant Dealer to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the relevant Dealer falls short of the amount due under the terms of this Agreement, PTIF, PT and PTC jointly and severally undertake that they shall, as a separate and independent obligation, indemnify and hold harmless such Dealer against the amount of such shortfall.  For the purpose of this clause “rate of exchange” means the rate at which the relevant Dealer is able on the London foreign exchange market on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other reasonable costs of exchange.

18.                               CALCULATION AGENT

18.1                        In the case of any Series of Notes which require the appointment of a Calculation Agent the Principal Paying Agent shall act as Calculation Agent, unless the relevant Dealer or, as the case may be, the Lead Manager requests the relevant Issuer to appoint such Dealer or Lead Manager, or a person nominated by such Dealer or Lead Manager (a “Nominee”), as Calculation Agent.

18.2                        Should such a request be made to the relevant Issuer the appointment of that Dealer, Lead Manager or Nominee shall be automatic upon the issue of the relevant Series of Notes and shall, except as agreed, be on the terms set out in the Calculation Agency Agreement set out in Schedule 1 to the Agency Agreement, and no further action shall be required to effect the appointment of such Dealer, Lead Manager or Nominee as Calculation Agent in relation to that Series of Notes, and the Schedule to the Calculation Agency Agreement shall be deemed to be duly annotated to include such Series.  The name of the Dealer, Lead Manager or Nominee so appointed will be entered in the applicable Final Terms.

19.                               STABILISATION

19.1                        In connection with the distribution of any Notes, the Dealer (if any) designated as stabilising manager in the applicable Final Terms may over-allot or effect transactions which support the market price of such Notes at a level higher than that which might otherwise prevail, but in doing so such Dealer shall act as principal and not as agent of PTIF, PT or PTC.  Any stabilisation will be conducted in accordance with all applicable regulations.  Any loss resulting from over-allotment and stabilisation shall be borne, and any net profit arising therefrom shall be retained, by any stabilising manager for its own account.

19.2                        Each Issuer confirms that it has been informed of the existence of the informational guidance published by the Financial Services Authority in relation to stabilisation.

20.                               CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

21.                               GOVERNING LAW AND SUBMISSION TO JURISDICTION

21.1                        This Agreement and every agreement for the issue and purchase of Notes as referred to in clause 2 and any non-contractual obligations arising out of or in connection with such agreements are governed by, and shall be construed in accordance with, English law, save that, with respect to Book Entry Notes only, the form (forma de representação) and transfer of the Notes, creation of security over the Notes and the Interbolsa procedures for the exercise of rights under the Book Entry Notes are governed by, and shall be construed in accordance with, Portuguese law.

21.2                        PTIF, PT and PTC each hereby irrevocably agrees for the benefit of the Dealers that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) including a dispute relating to any non-contractual obligation arising out of or in connection with this Agreement may be brought in such courts.

PTIF, PT and PTC each hereby irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon PTIF, PT and PTC and may be enforced in the courts of any other jurisdiction.

Nothing contained herein shall limit any right to take Proceedings against PTIF, PT or PTC in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

PTIF, PT and PTC each hereby appoints Clifford Chance Secretaries Limited at its registered office at 10 Upper Bank Street, London E14 5JJ as its agent for service of process in England and agrees that, in the event of either such agent ceasing so to act or ceasing to be registered in England or New York, as the case may be, it will appoint another person as its agent for service of process in England or New York, as the case may be, in respect of any Proceedings.

Nothing herein shall affect the right to serve process in any other manner permitted by law.

21.3                        If PTIF is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

21.4                        If PT is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of Portugal, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SIGNATORIES

PORTUGAL TELECOM, SGPS, S.A.

By:	LUIS MIGUEL DA FONSECA PACHECO DE MELO

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:	CARLOS MOREIRA DA CRUZ

By:	JOS VAN UFFELEN	By: PAUL SCHMITZ

PT COMUNICAÇÕES, S.A.

By:	LUIS MIGUEL DA FONSECA PACHECO DE MELO

The Dealers

MERRILL LYNCH INTERNATIONAL

By:	GREG BRENNAN

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

BANCO BPI, S.A.

BANCO COMERCIAL PORTUGUÊS, S.A.

BANCO ESPÍRITO SANTO DE INVESTIMENTO, S.A.

BARCLAYS BANK PLC

BB SECURITIES LIMITED

BNP PARIBAS

CAIXA GERAL DE DEPÓSITOS, S.A.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

CITIGROUP GLOBAL MARKETS LIMITED

DEUTSCHE BANK AG, LONDON BRANCH

GOLDMAN SACHS INTERNATIONAL

HSBC BANK PLC

MIZUHO INTERNATIONAL PLC

MORGAN STANLEY & CO. INTERNATIONAL PLC

UBS LIMITED

Each by its duly authorised signatory:

By:	GREG BRENNAN

APPENDIX A

INITIAL DOCUMENTATION LISTS

PART I

1.                                      A copy, certified by a managing director of PTIF or by the company secretary of PT or PTC, as the case may be, of the constitutional documents of each of PTIF, PT and PTC.

2.                                      A copy, certified by a managing director of PTIF or by the company secretary of PT or PTC, as the case may be, of all resolutions and other authorisations required to be passed or given, and evidence of any other action required to be taken, on behalf of each of PTIF, PT and PTC, as applicable:

(a)                                 to approve its entry into the Agreements to which it is a party, the creation of the Programme and the issue of Notes;

(b)                                 to authorise appropriate persons to execute each of the Agreements to which it is a party and any Notes and to take any other action in connection therewith; and

(c)                                  to authorise appropriate persons to enter into agreements with any Dealer on behalf of each Issuer to issue Notes in accordance with clause 2 of this Agreement.

3.                                      A list certified by a managing director of PTIF or by the company secretary of PT, of the names, titles and specimen signatures of the persons authorised on behalf of PTIF and PT in accordance with paragraph 2(c) above.

4.                                      Certified copies of any other governmental or other consents, authorisations and approvals required for each Issuer to issue the Notes or for each Keep Well Provider to execute the Keep Well Agreement, for each of PTIF, PT and PTC to execute and deliver the Agreements to which it is a party and for each of PTIF, PT and PTC to fulfil its obligations under the Agreements to which it is a party.

5.                                      Confirmation that one or more master Temporary Global Notes, master Permanent Global Notes and master Regulation S Global Notes (from which copies can be made for each particular issue of Notes), duly executed by a person or persons authorised to take action on behalf of the relevant Issuer as specified in paragraph 2(b) above, have been delivered to the Principal Paying Agent and the Registrar, as appropriate.

6.                                      Legal opinions in agreed form addressed to each of the Dealers and the Trustee dated on or after the date of this Agreement, in such form and with such content as the Dealers and the Trustee may reasonably require, from:

(a)                                 Clifford Chance LLP, legal advisers to PTIF as to Dutch law;

(b)                                 Garrigues Portugal S.L.P., legal advisers to PT and PTC as to Portuguese law; and

(c)                                  Allen & Overy LLP, legal advisers to the Dealers and the Trustee as to English law.

7.                                      A conformed copy of each Agreement and confirmation that executed copies of such documents have been delivered, in the case of the Trust Deed, to the Trustee and, in the case of the Agency Agreement, to the Trustee and the Principal Paying Agent (for itself and the other agents party thereto) and, in the case of the Keep Well Agreements and the Deed Poll, to the Principal Paying Agent and, in the case of the Interbolsa Instrument, to the Portuguese Paying Agent.

8.                                      Confirmation of the execution and delivery by each Issuer of a Programme effectuation authorisation and execution and delivery of the Issuer-ICSD Agreements by the parties thereto.

9.                                      Confirmation from the Agent that it has elected the common safekeeper in accordance with sub-clause 2.3 of the Agency Agreement.

10.                               A printed final version of the Offering Circular and the Procedures Memorandum.

11.                               Confirmation that the Offering Circular has been approved as a base prospectus by the Financial Services Authority and has been published in accordance with the Prospectus Directive.

12.                               Comfort letters from Deloitte Accountants B.V. as independent auditors of PTIF and comfort letters from Deloitte & Associados, SROC, S.A. as independent auditors of PT and PTC in such form and with such content as the Dealers may reasonably request.

13.                               Confirmation that the Programme has been rated by Fitch, Moody’s and by Standard & Poor’s.

14.                               Letters from Clifford Chance Secretaries Limited confirming its acceptance as agent for service of process of PTIF, PT and PTC.

PART II

1.                                      A copy, certified by a managing director of PTIF or by the company secretary of PT or PTC, as the case may be, of the constitutional documents of each of PTIF, PT and PTC or confirmation that they have not been changed since they were last submitted to the Dealers.

2.                                      A copy, certified by a managing director of PTIF or by the company secretary of PT or PTC, as the case may be, of all resolutions and other authorisations required to be passed or given, and evidence of any other action required to be taken, on behalf of each of PTIF, PT and PTC to approve the increase in the amount of the Programme.

3.                                      Certified copies of any other governmental or other consents, authorisations and approvals required for the increase.

4.                                      Confirmation that one or more master Temporary Global Notes, master Permanent Global Notes and master Regulation S Global Notes (from which copies can be made for each particular issue of Notes), duly executed by a person or persons authorised to take action on behalf of the relevant Issuer as specified in paragraph 2(b) of Part I of the Initial Documentation Lists, have been delivered to the Principal Paying Agent and the Registrar, as appropriate.

5.                                      Legal opinions addressed to each of the Dealers and the Trustee dated on or after the date of this Agreement, in such form and with such content as the Dealers and the Trustee may reasonably require, from:

(a)                                 Clifford Chance LLP, legal advisers to PTIF as to Dutch law;

(b)                                 Garrigues Portugal S.L.P., legal advisers to PT and PTC as to Portuguese law; and

(c)                                  Allen & Overy LLP, legal advisers to the Dealers and the Trustee as to English law.

6.                                      A printed final version of the Offering Circular or any supplemental Offering Circular.

7.                                      Confirmation that (i) the Offering Circular has been approved as a base prospectus by the Financial Services Authority or (ii) the supplement has been approved by the Financial Services Authority and, in each case, has been published in accordance with the Prospectus Directive.

8.                                      Comfort letters from Deloitte Accountants B.V. as independent auditors of PTIF and comfort letters from Deloitte & Associados, SROC, S.A. as independent auditors of PT and PTC in such form and with such content as the Dealers may reasonably request.

9.                                      Confirmation that there has been no change in the rating assigned by Fitch, Moody’s and Standard & Poor’s to the Programme.

APPENDIX B

SELLING RESTRICTIONS

1.                                      United States

1.1                               The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.  Each Dealer represents and agrees that it has offered and sold any Notes, and will offer and sell any Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the completion of the distribution of all Notes of the Tranche of which such Notes are a part, as determined and certified as provided below, only in accordance with Rule 903 of Regulation S under the Securities Act.  Each Dealer who has purchased Notes of a Tranche hereunder (or in the case of a sale of a Tranche of Notes issued to or through more than one Dealer, each of such Dealers as to the Notes of such Tranche purchased by or through it or, in the case of a syndicated issue, the relevant Lead Manager) shall determine and certify to the Agent the completion of the distribution of the Notes of such Tranche.  On the basis of such notification or notifications, the Agent has agreed to notify such Dealer/Lead Manager of the end of the distribution compliance period with respect to such Tranche.  Each Dealer also agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the completion of the distribution of the Securities as determined and certified by the relevant Dealer, in the case of a non-syndicated issue, or the Lead Manager, in the case of a syndicated issue, and except in either case in accordance with Regulation S under the Securities Act.  Terms used above have the meanings given to them by Regulation S.”

Terms used in this subclause 1.1 have the meanings given to them by Regulation S.

1.2                               Each Dealer represents and agrees that it, its affiliates or any persons acting on its or their behalf have not engaged and will not engage in any directed selling efforts with respect to any Note, and it and they have complied and will comply with the offering restrictions requirement of Regulation S.

1.3                               In addition in respect of Bearer Notes where TEFRA D is specified in the applicable Final Terms:

(a)                                 except to the extent permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D) (the “D Rules”), each Dealer (a) represents that it has not offered or sold, and agrees that during the restricted period it will not offer or sell, Notes in bearer form to a person who is within the United States or its possessions or to a United States person, and (b) represents that it has not delivered and agrees that it will not deliver within the United States or its possessions definitive Notes in bearer form that are sold during the restricted period;

(b)                                 each Dealer represents that it has and agrees that throughout the restricted period it will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes in bearer form are aware that such Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

(c)                                  if it is a United States person, each Dealer represents that it is acquiring Notes in bearer form for purposes of resale in connection with their original issuance and if it retains Notes in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section l.163-5(c)(2)(i)(D)(6); and

(d)                                 with respect to each affiliate that acquires Notes in bearer form from a Dealer for the purpose of offering or selling such Notes during the restricted period, such Dealer repeats and confirms the representations and agreements contained in subparagraphs (a), (b) and (c) on such affiliate’s behalf.

Terms used in this paragraph 1 have the meanings given to them by the U.S. Internal Revenue Code of 1986 and Treasury regulations promulgated thereunder, including the D Rules.

1.4                               In respect of Bearer Notes where TEFRA C is specified in the applicable Final Terms, such Bearer Notes must be issued and delivered outside the United States and its possessions in connection with their original issuance.  Each Dealer represents and agrees that it has not offered, sold or delivered, and will not offer, sell or deliver, directly or indirectly, such Bearer Notes within the United States or its possessions in connection with their original issuance.  Further, each Dealer represents and agrees in connection with the original issuance of such Bearer Notes that it has not communicated, and will not communicate, directly or indirectly, with a prospective purchaser if such purchaser is within the United States or its possessions and will not otherwise involve its U.S. office in the offer or sale of such Bearer Notes.

Each issue of Index Linked Notes or Dual Currency Notes shall be subject to such additional U.S. selling restrictions as the relevant Issuer and the relevant Dealer may agree as a term of the issue and purchase of such Notes, which additional selling restrictions shall be set out in the applicable Final Terms.  The relevant Dealer agrees that it shall offer, sell and deliver such Notes only in compliance with such additional U.S. selling restrictions.

2.                                      Public Offer Selling Restriction under the Prospectus Directive

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Dealer, represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Offering Circular or completed by the Final Terms in relation thereto to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Relevant Member State:

(a)                                 if the Final Terms in relation to the Notes specify that an offer of those Notes may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the Final Terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable and the relevant Issuer has consented in writing to its use for the purpose of that Non-exempt offer;

(b)                                 at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)                                  at any time to fewer than 100 or, if the relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the relevant Issuer for any such offer; or

(d)                                 at any time in any other circumstances falling within Article 3 (2) of the Prospectus Directive.

provided that no such offer of Notes referred to in (b) to (d) above shall require the relevant Issuer or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

3.                                      United Kingdom

Each Dealer represents and agrees, that:

(a)                                 in relation to any Notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the relevant Issuer;

(b)                                 it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the relevant Issuer or, where the Issuer is PTIF, the Keep Well Providers; and

(c)                                  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

4.                                     Portugal

Each Dealer represents and agrees that the Notes may not be and will not be offered to the public in Portugal under circumstances which are deemed to be a public offer under the Portuguese Securities

Code (Código dos Valores Mobiliários) enacted by Decree-Law no. 486/99 of 13 November 1999 (as amended and restated from time to time) unless the requirements and provisions applicable to the public offering in Portugal are met and registration, filing, approval or recognition procedure with the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários or “CMVM”) is made. In addition, each Dealer represents and agrees that (i) it has not directly or indirectly taken any action or offered, advertised, marketed, invited to subscribe, gathered investment intentions, sold or delivered and will not directly or indirectly take any action, offer, advertise, invite to subscribe, gather investment intentions, sell, re-sell, re-offer or deliver any Notes in circumstances which could qualify as a public offer (oferta pública) of securities pursuant to the Portuguese Securities Code, notably in circumstances which could qualify as a public offer addressed to individuals or entities resident in Portugal or having permanent establishment located in Portuguese territory, as the case may be; (ii) it has not distributed, made available or caused to be distributed and will not distribute, make available or cause to be distributed the Prospectus or any other offering material relating to the Notes to the public in Portugal; other than in compliance with all applicable provisions of the Portuguese Securities Code, the Prospectus Regulation implementing the Prospectus Directive and any applicable CMVM Regulations and all relevant Portuguese securities laws and regulations, in any such case that may be applicable to it in respect of any offer or sale of Notes by it in Portugal or to individuals or entities resident in Portugal or having permanent establishment located in Portuguese territory, as the case may be, including compliance with the rules and regulations that require the publication of a prospectus, when applicable, and that such placement shall only be authorised and performed to the extent that there is full compliance with such laws and regulations.

5.                                      The Netherlands

Each Dealer represents and agrees that Zero Coupon Notes (as defined below) in definitive form may only be transferred and accepted, directly or indirectly, within, from or into The Netherlands through the mediation of either the relevant Issuer or a member firm of Euronext Amsterdam N.V., admitted in a function on one or more markets or systems held or operated by Euronext Amsterdam N.V., in accordance with the Dutch Savings Certificates Act (Wet inzake spaarbewijzen) of 21 May 1985 (as amended) and its implementing regulations.

No such mediation is required: (a) in respect of the transfer and acceptance of rights representing an interest in a Global Note; (b) in respect of the transfer and acceptance of Zero Coupon Notes in definitive form between individuals who do not act in the conduct of a business or profession; (c) in respect of the initial issue of Zero Coupon Notes in definitive form to the first holders thereof; or (d) in respect of the transfer and acceptance of such Zero Coupon Notes within, from or into The Netherlands if all Zero Coupon Notes (either in definitive form or as rights representing an interest in a Zero Coupon Note in global form) of any particular Series or Tranche are issued outside The Netherlands and are not distributed into The Netherlands in the course of initial distribution or immediately thereafter.

In the event that the Savings Certificates Act applies, certain identification requirements in relation to the issue and transfer of, and payments on, Zero Coupon Notes have to be complied with.

As used herein “Zero Coupon Notes” are Notes that are in bearer form and that constitute a claim for a fixed sum against the relevant Issuer and on which interest does not become due during their tenor or on which no interest is due whatsoever.

In addition, each Dealer represents and agrees that it will not make an offer of Notes which are the subject of the offering contemplated by the Offering Circular as completed by the Final Terms in relation thereto to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive unless:

(a)                                     such offer is made exclusively to legal entities which are qualified investors  (as defined in the Prospectus Directive and which includes authorised discretionary asset managers acting for the account of retail investors under a discretionary investment management contract) in The Netherlands; or

(b)                                     standard exemption logo and wording are disclosed as required by article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, the “DFSMA”); or

(c)                                      such offer is otherwise made in circumstances in which article 5:20(5) of the DFSMA is not applicable,

provided that no such offer of Notes shall require the relevant Issuer or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expressions (i) an “offer of Notes to the public” in relation to any Notes in the Netherlands; and (ii) “Prospectus Directive”, have the meaning given to them above in the paragraph headed with “Public Offer Selling Restriction Under the Prospectus Directive”.

6.                                      Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”) and each Dealer represents and agrees, that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

7.                                      Spain

Each Dealer represents and agrees that the Notes may not be and will not be offered to the public in Spain under circumstances which are deemed to be a public offer under the Spanish Securities Market Act 28/1988 (Ley 28/1988 del Mercado de Valores) and its complementary regulations, in particular, Spanish Royal Decree 1310/2005 of 4 November (as amended and restated from time to time) unless the requirements and provisions applicable to the public offering in Spain are met and registration, filing, approval or recognition procedure with the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores or “CNMV”) is made. In addition, each Dealer represents and agrees that (i) it has not directly or indirectly taken any action or offered, advertised, marketed, invited to subscribe, gathered investment intentions, sold or delivered and will not directly or indirectly take any action, offer, advertise, invite to subscribe, gather investment intentions, sell, re-sell, re-offer or deliver any Notes in circumstances which could qualify as a public offer (oferta pública) of securities pursuant to the Spanish Securities Market Act 28/1988, notably in circumstances which could qualify as a public offer addressed to individuals or entities resident in Spain or having permanent establishment located in Spanish territory, as the case may be; (ii) it has not distributed, made available or caused to be distributed and will not distribute, make available or cause to be distributed the Prospectus or any other offering material relating to the Notes to the public in Spain; other than in compliance with all applicable provisions of the Spanish Securities Market Act 28/1988, the Prospectus Regulation implementing the Prospectus Directive, in particular, Spanish Royal Decree 1310/2005 of 4 November, and any applicable CNMV Regulations and all relevant Spanish securities laws and regulations, in any such case that may be applicable to it in respect of any offer or sale of Notes by it in Spain or to individuals or entities resident in Spain or having permanent establishment located in Spanish territory, as the case may be, including compliance with the rules and regulations that require the publication of a prospectus, when applicable, and that such placement shall only be authorised and performed to the extent that there is full compliance with such laws and regulations.

8.                                      General

Each Dealer represents and agrees that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers Notes or possesses or distributes this Offering Circular and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and none of PTIF, PT, PTC and any of the other Dealers shall have any responsibility therefor.

None of PTIF, PT, PTC and any of the Dealers represents that Notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assumes any responsibility for facilitating such sale.

With regard to each Tranche, the relevant Dealer will be required to comply with such other restrictions as the relevant Issuer and the relevant Dealer shall agree and as shall be set out in the applicable Final Terms.

APPENDIX C

PART I

FORM OF DEALER ACCESSION LETTER - PROGRAMME

[Date]

To:                             Portugal Telecom International Finance B.V. (“PTIF”); and

Portugal Telecom, SGPS, S.A. (“PT”)

Dear Sirs,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

and

PORTUGAL TELECOM, SGPS, S.A.

€7,500,000,000 Euro Medium Term Note Programme

We refer to the Programme Agreement dated 1 June 2012 entered into in respect of the above Medium Term Note Programme and made between PTIF, PT and PT Comunicações, S.A. (“PTC”) and the Dealers party thereto (which agreement, as amended, supplemented or restated from time to time, is herein referred to as the “Programme Agreement”).

Conditions Precedent

We confirm that we are in receipt of the documents referenced below:

(a)                                 a copy of the Programme Agreement; and

(b)                                 a copy of current versions of all documents referred to in Part I of Appendix A of the Programme Agreement,

and have found them to our satisfaction.*

For the purposes of the Programme Agreement our notice details are as follows:

[insert name, address, telephone, facsimile, telex (+ answerback) and attention].

In consideration of the appointment by PTIF, PT and PTC of us as a Dealer under the Programme Agreement we hereby undertake, for the benefit of PTIF, PT, PTC and each of the other Dealers, that we will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement.

This letter and any non-contractual obligations arising out of or in connection with this letter are governed by, and shall be construed in accordance with, English law.

*                                         It is important to ensure that each original legal opinion and comfort letter permits it to be delivered to, and relied upon by, New Dealers, otherwise a side letter to this effect should be provided.

Yours faithfully,

[Name of New Dealer]

By:

cc:	Citicorp Trustee Company Limited as Trustee
Citibank, N.A. as Principal Paying Agent
Citibank International plc, Sucursal em Portugal as Portuguese Paying Agent
The other Dealers

PART II

FORM OF CONFIRMATION LETTER - PROGRAMME

[Date]

To:                             [Name and address of New Dealer]

Dear Sirs,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

and

PORTUGAL TELECOM, SGPS, S.A.

€7,500,000,000 Euro Medium Term Note Programme

We refer to the Programme Agreement dated 1 June 2012 (such agreement, as amended, supplemented or restated from time to time, the “Programme Agreement”) entered into in respect of the above Medium Term Note Programme and hereby acknowledge receipt of your Dealer Accession Letter to us dated [specify].

We hereby confirm that, with effect from the date hereof, you shall become a Dealer under the Programme Agreement in accordance with clause 11.2 of the Programme Agreement.

Yours faithfully,

Portugal Telecom International Finance B.V.

By:

Portugal Telecom, SGPS, S.A.

By:

cc	Citicorp Trustee Company Limited as Trustee
Citibank, N.A. as Principal Paying Agent
Citibank International plc, Sucursal em Portugal as Portuguese Paying Agent
The other Dealers

PART III

FORM OF DEALER ACCESSION LETTER - NOTE ISSUE

[Date]

To:                                   [Portugal Telecom International Finance B.V. (“PTIF”)]

[Portugal Telecom, SGPS, S.A. (“PT”)]

Dear Sirs,

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.]

[PORTUGAL TELECOM, SGPS, S.A.]

[Description of issue] (the “Notes”)

We refer to the Programme Agreement dated 1 June 2012 and made between [Portugal Telecom International Finance B.V. (“PTIF”)][PTIF], [Portugal Telecom, SGPS, S.A. (“PT”)][PT] and PT Comunicações, S.A. (“PTC”) and the Dealers party thereto (which agreement, as amended, supplemented or restated from time to time, is herein referred to as the “Programme Agreement”).

Conditions Precedent

We confirm that we are in receipt of the documents referenced below:

(a)                                 a copy of the Programme Agreement; and

(b)                                 a copy of current versions of such of the other documents referred to in Part I of Appendix A of the Programme Agreement as we have requested,

and have found them to our satisfaction or (in the case of the documents referred to in (b) above) have waived such production.*

For the purposes of the Programme Agreement our notice details are as follows:

[insert name, address, telephone, facsimile, telex (+ answerback) and attention].

In consideration of the appointment by [PTIF, PT and PTC][PT] of us as a Dealer under the Programme Agreement in respect of the issue of the Notes we hereby undertake, for the benefit of [PTIF, PT, PTC][PT] and each of the other Dealers, that, in relation to the issue of the Notes, we will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement.

This letter and any non-contractual obligations arising out of or in connection with this letter are governed by, and shall be construed in accordance with, English law.

Yours faithfully,

[Name of New Dealer]

By:

*                                         It is important to ensure that each original legal opinion and comfort letter permits it to be delivered to, and relied upon by, New Dealers, otherwise a side letter to this effect should be provided.

cc:	Citicorp Trustee Company Limited as Trustee
Citibank, N.A. as Principal Paying Agent
[Citibank International plc, Sucursal em Portugal as Portuguese Paying Agent]

PART IV

FORM OF CONFIRMATION LETTER - NOTE ISSUE

[Date]

To:                             [Name and address of New Dealer]

Dear Sirs,

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.]

[PORTUGAL TELECOM, SGPS, S.A.]

[Description of issue] (the “Notes”)

We refer to the Programme Agreement dated 1 June 2012 (such agreement, as amended, supplemented or restated from time to time, the “Programme Agreement”) and hereby acknowledge receipt of your Dealer Accession Letter to us dated [specify].

We hereby confirm that, with effect from the date hereof, in respect of the issue of the Notes, you shall become a Dealer under the Programme Agreement in accordance with the provisions of clause 11.2 of the Programme Agreement.

Yours faithfully,

[Portugal Telecom International Finance B.V.][Portugal Telecom, SGPS, S.A.]

By:

cc:	Citicorp Trustee Company Limited. as Trustee
Citibank, N.A. as Principal Paying Agent
[Citibank International plc, Sucursal em Portugal as Portuguese Paying Agent]

APPENDIX D

LETTER REGARDING INCREASE IN THE NOMINAL AMOUNT OF THE PROGRAMME

[Date]

To:                             The Dealers and the Arranger

(as those expressions are defined in the Programme Agreement dated 1 June 2012 as amended, supplemented or restated from time to time (the “Programme Agreement”))

Dear Sirs,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

and

PORTUGAL TELECOM, SGPS, S.A.

€7,500,000,000 Euro Medium Term Note Programme

We hereby require, pursuant to clause 12.1 of the Programme Agreement, that the aggregate nominal amount of the above Programme be increased to € [specify] from [specify date which is no earlier than seven London business days after the date the notice is given] whereupon (but subject as provided in the next paragraph) all references in the Agreements will be deemed amended accordingly.

We understand that this increase is subject to the satisfaction of the condition set out in clause 12.2 of the Programme Agreement namely that each Dealer shall have received and found satisfactory all the documents and confirmations described in the Part II of the Initial Documentation Lists (with such changes as may be relevant, with reference to the circumstances at the time of the proposed increase, as are agreed between the Issuers and the Dealers) and the delivery of any further conditions precedent that any of the Dealers may reasonably require.

You must notify the Arranger and ourselves within five London business days of receipt by you of those documents and confirmations and, if applicable, further conditions precedent if you consider (in your reasonable opinion) such documents, confirmations and, if applicable, such further conditions precedent to be unsatisfactory and, in the absence of such notification, you will be deemed to consider such documents and confirmations to be satisfactory and such further conditions precedent to be satisfied.

Terms used in this letter have the meanings given to them in the Programme Agreement.

Yours faithfully,

Portugal Telecom International Finance B.V.

By:

Portugal Telecom, SGPS, S.A.

By:

cc:	Citicorp Trustee Company Limited as Trustee
Citibank, N.A. as Principal Paying Agent
Citibank International plc, Sucursal em Portugal as Portuguese Paying Agent

APPENDIX E

FORM OF SUBSCRIPTION AGREEMENT

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.]*[PORTUGAL TELECOM, SGPS, S.A.]†

[DESCRIPTION OF ISSUE]

[DATE]

To:                             [Names of Dealers]

(the “Managers”)

c/o                               [Name of Lead Manager]

(the “Lead Manager”)

cc:                                Citicorp Trustee Company Limited as Trustee

Citibank, N.A. as Principal Paying Agent [and Registrar]

[Citibank International plc, Sucursal em Portugal as Portuguese Paying Agent]†

Dear Sirs,

[Portugal Telecom International Finance B.V. (the “Issuer”), incorporated under the laws of The Netherlands and having its statutory domicile in Amsterdam, proposes to issue [DESCRIPTION OF ISSUE] (the “Notes”) pursuant to the €7,500,000,000 Euro Medium Term Note Programme established by it and Portugal Telecom, SGPS, S.A. (“PT”).  The Notes will be issued with the benefit of the Keep Well Agreements executed by PT and PT Comunicações, S.A. (“PTC”) respectively.]*[Portugal Telecom, SGPS, S.A. (the “Issuer”), incorporated under the laws of the Portuguese Republic, proposes to issue [DESCRIPTION OF ISSUE] (the “Notes”) pursuant to the €7,500,000,000 Euro Medium Term Note Programme established by it and Portugal Telecom International Finance B.V. (“PTIF”).]† The terms of the issue shall be as set out in the form of Final Terms attached to this Agreement as Annexe A.

This Agreement is supplemental to the amended and restated Programme Agreement, as amended and/or supplemented and/or restated from time to time (the “Programme Agreement”) dated 1 June 2012 made between [inter alia,] the Issuer, [PT]*[PTIF]† and PTC and the Dealers party thereto.  All terms with initial capitals used herein without definition have the meanings given to them in the Programme Agreement.

We wish to record the arrangements agreed between us in relation to the issue:

(a)                                 This Agreement appoints each Manager which is not a party to the Programme Agreement (each a “New Dealer”) as a New Dealer in accordance with the provisions of clause 11 of the Programme Agreement for the purposes of the issue of the Notes.  The Lead Manager confirms that it is in receipt of the documents referenced below:

(i)                                     a copy of the Programme Agreement; and

(ii)                                  a copy of such of the documents referred to in Part I of Appendix A of the Programme Agreement as the Lead Manager (on behalf of the Managers) has requested and has confirmed with each New Dealer that it has found them to be satisfactory or (in the case of any or all of the documents referred to in (ii)) has waived such production.

* Delete where PT is the Issuer

† Delete where PTIF is the Issuer

For the purposes of the Programme Agreement the details of the Lead Manager for service of notices are as follows:

[insert name, address, telephone, facsimile, telex (+ answerback) and attention].

In consideration of the Issuer appointing each New Dealer as a Dealer in respect of the Notes under the Programme Agreement, each New Dealer hereby undertakes, for the benefit of the Issuer,[ PT, PTC,]* the Lead Manager (for itself and each of the other Dealers) and the Managers, that, in relation to the issue of the Notes, it will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement, a copy of which it acknowledges it has received from the Lead Manager.  The Issuer[, PT and PTC]* hereby confirm[s]† that each New Dealer shall be vested with all authority, rights, powers, duties and obligations of a Dealer in relation to the issue of the Notes as if originally named as a Dealer under the Programme Agreement provided that following the Issue Date of the Notes each New Dealer shall have no further such authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of the Notes.

(b)                                 Subject to the terms and conditions of the Programme Agreement and this Agreement the Issuer hereby agrees to issue the Notes and the Managers jointly and severally agree to subscribe or procure subscribers for the Notes at a price of [specify] per cent. of the principal amount of the Notes (the “Purchase Price”), being the issue price of [specify] per cent. less a selling [commission/concession] of [specify] per cent. of such principal amount and a combined management and underwriting commission of [specify] per cent. of such principal amount.

(c)                                  The settlement procedures set out in Part [1/2] of Annexe A to the Procedures Memorandum shall apply as if set out in this Agreement provided that, for the purposes of this Agreement:

(i)                                     the sum payable on the Issue Date shall represent the Purchase Price less any amount payable in respect of Managers’ expenses as provided in the agreement referred to in clause 4 of this Agreement;

(ii)                                  “Issue Date” means [specify] a.m. ([specify] time) on [specify] or such other time and/or date as the Issuer and the Lead Manager on behalf of the Managers may agree; and

(iii)                               “Payment Instruction Date” means the Issue Date unless there is to be a pre-closing for the issue in which case it means the business day (being a day on which banks and foreign exchange markets are open for business in London) prior to the Issue Date.

(d)                                 The arrangements in relation to expenses have been separately agreed between the Issuer[, PT, PTC]* and the Lead Manager.

(e)                                  The obligation of the Managers to purchase the Notes is conditional upon:

(i)                                     the conditions set out in clause 3.2 (other than that set out in clause 3.2(e)) of the Programme Agreement being satisfied as of the Payment Instruction Date (on the basis that the references therein to “relevant Dealer” shall be construed as references to the Lead Manager) and without prejudice to the aforesaid, the Offering Circular dated [specify] [, as supplemented by [               ],] containing all material information relating to the assets and liabilities, financial position and profits and losses of the Issuer[, PT and PTC]* and nothing having happened or being expected to happen which would require the Offering Circular [, as so supplemented,] to be [further] supplemented or updated; and

(ii)                                  the delivery to the Lead Manager on the Payment Instruction Date of:

(A)                               legal opinions addressed to the Managers and the Trustee dated the Payment Instruction Date in such form and with such contents as the Lead Manager, on behalf of the Managers, may reasonably require from[ Clifford Chance LLP, the legal advisers to the Issuer as to Dutch law, from]* Garrigues Portugal S.L.P., the legal advisers to [the Issuer]†[PT and PTC]* as to Portuguese law and from Allen & Overy LLP, the legal advisers to the Managers as to English law;

(B)                               a certificate dated as at the Payment Instruction Date signed by a duly authorised officer of the Issuer[, a certificate dated as at the Payment Instruction Date signed by a duly authorised officer of PT and a certificate dated as of the Payment Instruction Date signed by a duly authorised officer of PTC]* giving confirmation to the effect stated in paragraph (A) of this clause;

(C)                               comfort letters dated the [date hereof and the] Payment Instruction Date from the independent auditors of [each of]* the Issuer[, PT and PTC]*, in such form and with such content as the Managers may reasonably request; and

(D)                               such other conditions precedent as the Lead Manager may require.

If any of the foregoing conditions is not satisfied on or before the Payment Instruction Date, this Agreement shall terminate on such date and the parties hereto shall be under no further liability arising out of this Agreement (except for any liability of the Issuer in relation to expenses as provided in the agreement referred to in clause 4 and except for any liability arising before or in relation to such termination. [If the Issuer shall have insufficient funds to meet its obligations under this paragraph, PT and PTC shall make or have made available to the Issuer, before the due date for the fulfilment of such obligations, funds sufficient to enable the Issuer to meet such obligations, in full as they fall due), provided that the]*[The]† Lead Manager, on behalf of the Managers, may in its discretion waive any of the aforesaid conditions (other than the condition precedent contained in clause 3.2(c) of the Programme Agreement) or any part of them.

(f)                                   The Lead Manager, on behalf of the Managers, may, by notice to the Issuer[, PT and PTC]*, terminate this Agreement at any time prior to payment of the net purchase money to the Issuer if in the opinion of the Lead Manager (after consultation with Issuer, if practicable) there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market and, upon such notice being given, the parties to this Agreement shall (except for any liability of the Issuer[, or failing the Issuer, PT and/or PTC]* in relation to expenses as provided in the agreement referred to in clause 4 of this Agreement and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

(g)                                  A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the Act.

(h)                                 Clauses 20 and 21 of the Programme Agreement shall also apply to this Agreement as if expressly incorporated herein.

(i)                                    This Agreement may be signed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

Please confirm that this letter correctly sets out the arrangements agreed between us.

Yours faithfully,

[For:                      Portugal Telecom International Finance B.V.

By:]*

For:                          Portugal Telecom, SGPS, S.A.

By:

[For:                      PT Comunicações, S.A.

By:]*

We agree to the foregoing.

For:                          [NAMES OF MANAGERS]

By:

ANNEXE A TO THE SUBSCRIPTION AGREEMENT

[Form of Final Terms]